===============================================================================


                          AGREEMENT AND PLAN OF MERGER

                                      Among

                       LANDRY'S SEAFOOD RESTAURANTS, INC.,

                           LANDRY'S ACQUISITION, INC.

                                       and

                         BAYPORT RESTAURANT GROUP, INC.

                                 ---------------

                           Dated as of April 18, 1996


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         ARTICLE 1  DEFINITIONS.................................................................................  1
                           Section 1.1      Definitions.........................................................  1

         ARTICLE 2 - THE CLOSING; THE MERGER; EFFECTS OF THE MERGER.............................................  6
                           Section 2.1      Closing.............................................................  6
                           Section 2.2      The Merger..........................................................  7
                           Section 2.3      Effects of the Merger, Certificate and By-laws; Directors
                                            and Officers........................................................  7

         ARTICLE 3 - MERGER CONSIDERATION; CONVERSION OF SHARES.................................................  7
                           Section 3.1      Conversion of Shares................................................  7
                           Section 3.2      Exchange of Certificates............................................  8
                           Section 3.3      Stock Options....................................................... 11
                           Section 3.4      Exchange Ratio Adjustment........................................... 12

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BAYPORT........................................................... 13
                           Section 4.1      Organization........................................................ 13
                           Section 4.2      Affiliated Entities................................................. 13
                           Section 4.3      Capitalization...................................................... 14
                           Section 4.4      Authority; Enforceable Agreements................................... 14
                           Section 4.5      No Conflicts or Consents............................................ 15
                           Section 4.6      Corporate Documents, Stockholder Agreements and Board
                                            of Directors........................................................ 15
                           Section 4.7      SEC Documents; Financial Statements; Liabilities.................... 16
                           Section 4.8      Accounts Receivable................................................. 17
                           Section 4.9      Absence of Certain Changes or Events................................ 17
                           Section 4.10     Contracts........................................................... 19
                           Section 4.11     Properties and Leases............................................... 20
                           Section 4.12     Condition of Bayport's Assets....................................... 21
                           Section 4.13     Voting Requirements................................................. 21
                           Section 4.14     Accounting Matters.................................................. 21
                           Section 4.15     Suppliers and Customers............................................. 21
                           Section 4.16     Employee Matters.................................................... 22
                           Section 4.17     Employee Benefit Plans.............................................. 22
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                           Section 4.18     Tax Matters......................................................... 25
                           Section 4.19     Litigation.......................................................... 27
                           Section 4.20     Insurance........................................................... 27
                           Section 4.21     Environmental Compliance............................................ 28
                           Section 4.22     Compliance With Law; Permits........................................ 29
                           Section 4.23     Interests in Clients, Suppliers, Etc................................ 29
                           Section 4.24     Transactions With Related Parties................................... 29
                           Section 4.25     Statements are True and Correct..................................... 30
                           Section 4.26     Broker's and Finder's Fee........................................... 30
                           Section 4.27     Disclosure.......................................................... 30
                           Section 4.28     Trademarks, Tradenames, etc......................................... 31

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF LANDRY'S AND SUB.................................................. 31
                           Section 5.1      Organization........................................................ 31
                           Section 5.2      Affiliated Entities................................................. 31
                           Section 5.3      Capitalization...................................................... 31
                           Section 5.4      Authority; Enforceable Agreements................................... 32
                           Section 5.5      No Conflicts or Consents............................................ 33
                           Section 5.6      Corporate Documents, Stockholder Agreements and Board
                                            of Directors........................................................ 33
                           Section 5.7      SEC Documents; Financial Statements; Liabilities.................... 33
                           Section 5.8      Absence of Certain Changes or Events................................ 34
                           Section 5.9      Contracts........................................................... 36
                           Section 5.10     Environmental Compliance............................................ 36
                           Section 5.11     Accounting Matters.................................................. 37
                           Section 5.12     Employee Matters.................................................... 38
                           Section 5.13     Employee Benefit Plans.............................................. 38
                           Section 5.14     Litigation.......................................................... 38
                           Section 5.15     Legality of Landry's Stock.......................................... 39
                           Section 5.16     Statements are True and Correct..................................... 39
                           Section 5.17     No Stockholder Vote................................................. 39
                           Section 5.18     Broker's and Finder's Fee........................................... 39
                           Section 5.19     Disclosure.......................................................... 39
                           Section 5.20     Trademarks, Tradenames, etc......................................... 40
                           Section 5.21     Compliance With Law; Permits........................................ 40
                           Section 5.22     Properties and Leases............................................... 40
                           Section 5.23     Tax Matters......................................................... 41

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                           Section 5.24     Interests in Clients, Suppliers, Etc................................ 43
                           Section 5.25     Transactions With Related Parties................................... 43

         ARTICLE 6  PRE-CLOSING COVENANTS....................................................................... 44
                           Section 6.1      Hart-Scott-Rodino; Cooperation and Best Efforts..................... 44
                           Section 6.2      Registration Statement and Proxy Statement; Bayport
                                            Special Meeting..................................................... 44
                           Section 6.3      Conduct of Business By Both Parties Prior to the Closing
                                            Date................................................................ 45
                           Section 6.4      Conduct of Business By Bayport Prior to the Closing
                                            Date................................................................ 46
                           Section 6.5      No Solicitations.................................................... 48
                           Section 6.6      Press Releases...................................................... 49
                           Section 6.7      Access to Information and Confidentiality........................... 49
                           Section 6.8      Consultation and Reporting.......................................... 50
                           Section 6.9      Update Schedules.................................................... 50
                           Section 6.10     Bayport SEC Filings................................................. 50
                           Section 6.11     Sub Stockholder Approval............................................ 50
                           Section 6.12     Change in Control Agreements........................................ 50
                           Section 6.13     Bayport Group Affiliates Agreement.................................. 51
                           Section 6.14     Phase One........................................................... 51

         ARTICLE 7 - CLOSING CONDITIONS......................................................................... 51
                           Section 7.1      Conditions Applicable to All Parties................................ 51
                           Section 7.2      Conditions to Landry's Obligations.................................. 52
                           Section 7.3      Conditions to Bayport's Obligations................................. 54
                           Section 7.4      Waiver of Conditions................................................ 56

         ARTICLE 8 - POST-CLOSING COVENANTS..................................................................... 56
                           Section 8.1      Use of Bayport Name................................................. 56
                           Section 8.2      Indemnification of Directors and Officers of Bayport................ 56
                           Section 8.3      Publication of Post-Merger Results.................................. 57
                           Section 8.4      Employee Benefits................................................... 57
                           Section 8.5      Registration Rights................................................. 57


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         ARTICLE 9 - TERMINATION................................................................................ 57
                           Section 9.1      Termination......................................................... 57
                           Section 9.2      Effect of Termination............................................... 58
                           Section 9.3      Acquisition of Bayport Properties................................... 58

         ARTICLE 10 - MISCELLANEOUS............................................................................. 59
                           Section 10.1     Notices............................................................. 59
                           Section 10.2     Governing Law....................................................... 60
                           Section 10.3     Counterparts........................................................ 60
                           Section 10.4     Interpretation; Schedules........................................... 60
                           Section 10.5     Entire Agreement; Severability...................................... 61
                           Section 10.6     Amendment and Modification.......................................... 61
                           Section 10.7     Extension; Waiver................................................... 61
                           Section 10.8     Binding Effect; Benefits............................................ 61
                           Section 10.9     Assignability....................................................... 62
                           Section 10.10    Expenses............................................................ 62
                           Section 10.11    Gender and Certain Definitions...................................... 62
                           Section 10.12    Survival of Representations and Warranties.......................... 62
                           Section 10.13    Effect of Due Diligence............................................. 62
                           Section 10.14    Further Assurances.................................................. 62


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                                LIST OF SCHEDULES

Schedule 4.2
Schedule 4.5(a)
Schedule 4.5(b)
Schedule 4.7(b)
Schedule 4.7(d)
Schedule 4.7(f)
Schedule 4.7(g)
Schedule 4.8
Schedule 4.9
Schedule 4.10
Schedule 4.11
Schedule 4.11(a)
Schedule 4.11(d)
Schedule 4.12
Schedule 4.16(a)
Schedule 4.17(a)
Schedule 4.17(b)
Schedule 4.17(k)
Schedule 4.17(m)
Schedule 4.18
Schedule 4.19
Schedule 4.20
Schedule 4.23
Schedule 4.24(a)
Schedule 4.24(b)
Schedule 4.26
Schedule 4.28
Schedule 5.2(b)
Schedule 5.5(a)
Schedule 5.8
Schedule 5.9(b)
Schedule 5.10(b)
Schedule 5.10(c)
Schedule 5.10(d)
Schedule 5.13
Schedule 5.14
Schedule 5.22(b)
Schedule 5.23(a)(ii)
Schedule 5.23(a)(vi)
Schedule 5.23(a)(ix)
Schedule 5.23(a)(xii)


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                               LIST OF SCHEDULES
                                  (Continued)

Schedule 5.24
Schedule 5.25(a)
Schedule 5.25(b)
Schedule 6.3
Schedule 6.4
Schedule 6.4(c)
Schedule 6.4(d)
Schedule 6.4(e)
Schedule 6.13




                                      -vi-

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                               LIST OF ATTACHMENTS


Attachment "A" - List of Landry's Subsidiaries

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER dated as of April 18, 1996 is by and among Landry's Seafood Restaurants, Inc., a Delaware corporation ("Landry's"), Landry's Acquisition, Inc., a wholly owned subsidiary of Landry's and a Florida corporation ("Sub"), and Bayport Restaurant Group, Inc., a Florida corporation ("Bayport").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Landry's, Sub and Bayport deem it desirable to merge Sub into Bayport (the "Merger") with the result that Bayport shall become a wholly owned subsidiary of Landry's pursuant to the terms and conditions hereof;

         WHEREAS, it is the parties' mutual intent that the Merger constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitute a plan of reorganization thereunder;

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling-of-interests;

         NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

                              ARTICLE 1 DEFINITIONS

         Section 1.1 DEFINITIONS. As used in this Agreement, the following terms when capitalized have the meanings indicated.

         "ADJUSTED EXCHANGE RATIO" shall mean (a) if the Average Market Price is between $15.00 and $22.00: .2105 minus the product of .0526 and the ratio of Excess Build-Out Costs and/or the Excess Pre-Opening Costs (as defined in
Section 3.4), calculated separately, divided by the outstanding Bayport Common Stock plus Bayport Preferred Stock (the "Outstanding Bayport Stock"); (b) if the Average Market Price is greater than $22.00: the quotient of (x) 4.63 minus the fraction determined by dividing the Excess Build-Out Costs and/or the Excess Pre-Opening Costs, calculated separately, by the Outstanding Bayport Stock divided by (y) the Average Market Price; and (c) if the Average Market Price is less than $15.00; the quotient of (xx) 3.16 minus the fraction determined by dividing the Excess Build-Out Costs and/or the Excess Pre-Opening Costs, calculated separately, by the Outstanding Bayport Stock divided by (yy) the Average Market Price.

         "AFFILIATE" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

         "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Schedules and Exhibits hereto, all as amended or otherwise modified from time to time.

         "AVERAGE MARKET PRICE" shall mean the average of the daily closing prices of a share of Landry's Common Stock on the Nasdaq-National Market as reported in THE WALL STREET JOURNAL for the five consecutive trading days that end on the second trading day prior to the Closing Date.

         "BAYPORT AUDITED FINANCIAL STATEMENTS" shall mean the audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows, and the related notes thereto of Bayport as of and for the years ended December 27, 1993, December 26, 1994 and December 25, 1995.

         "BAYPORT COMMON STOCK" means the shares of Bayport common stock, $.001 par value per share.

         "BAYPORT FINANCIAL STATEMENTS" shall mean the Bayport Audited Financial Statements and the Bayport Interim Financial Statements, if any, collectively.

         "BAYPORT GROUP" shall mean Bayport and any entity in which Bayport directly or indirectly owns at least 20% of its equity interest.

         "BAYPORT INTERIM FINANCIAL STATEMENT" shall mean the unaudited balance sheet and the related unaudited statements of earnings and cash flow of Bayport as of and for the three-month period ended March 26, 1996.

         "BAYPORT LATEST BALANCE SHEET" shall mean the most current balance sheet of Bayport included in the Bayport Financial Statements.

         "BAYPORT NON-QUALIFIED OPTIONS" shall mean any and all outstanding non-qualified options granted to employees, officers, directors and others, except for options outstanding under the Bayport Stock Option Plans.

         "BAYPORT PREFERRED STOCK" shall mean the shares of Bayport Series B Convertible Preferred Stock $.01 par value per share.

         "BAYPORT STOCK OPTIONS" shall mean the Bayport Non-qualified Options and any options granted and outstanding pursuant to the Bayport Stock Option Plans.

         "BAYPORT STOCK OPTION PLANS" shall mean collectively Bayport's 1995 Stock Option Plan, 1993 Stock Option Plan, 1985 Stock Option Plan, and any other Bayport Non-qualified Stock Option Plan.

         "BAYPORT WARRANTS" shall mean warrants issued to the former partners of Bayport Partners Limited Partners ("BPLP"), and to Alex. Brown & Sons Incorporated, and any other outstanding warrants to purchase shares of Bayport Common Stock.

         "BENEFIT ARRANGEMENT" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans, that (A) is maintained, administered or contributed to by any member of the Bayport Group or Landry's Affiliated Group, as the case may be, and (B) covers any employee or former employee of any such member.

         "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday or a day on which national banks or the New York Stock Exchange is closed.

         "CLOSING DATE" shall have the meaning ascribed to it in Section 2.1(a).

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

         "EFFECTIVE DATE" shall have the meaning ascribed to it in Section 2.1(b) hereof

         "EFFECTIVE TIME" shall have the meaning ascribed to it in Section 2.1(b) hereof.

         "EMPLOYEE PLAN " means a plan or arrangement as defined in Section 3(3) of ERISA, that (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by any member of the Bayport Group or Landry's Affiliated Group, as the case may be, and (C) covers any employee or former employee of any such member.

         "ENVIRONMENTAL LAWS" shall have the meaning ascribed to it in Section 4.21.

         "ERISA " means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE RATIO", except as set forth in Sections 3.1 or 3.4, shall mean .2105.

         "FLORIDA BCA" shall mean the Florida Business Corporation Act, as amended.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HSR REPORT" shall mean the premerger notification and report form to be filed under the HSR Act.

         "KNOWLEDGE OF BAYPORT" shall mean the actual knowledge of David J. Connor, William D. Korenbaum, Dennis Snuszka, David Kirincic or Ruth Stack, all being executive officers of Bayport, without obligation to conduct further inquiry outside the ordinary course of business.

         "KNOWLEDGE OF LANDRY'S" shall mean the actual knowledge of Tilman J. Fertitta, E. A. Jaksa, Jr., Steven L. Scheinthal or Paul S. West, all being executive officers of Landry's, without obligation to conduct further inquiry outside the ordinary course of business.

         "LANDRY'S AFFILIATED GROUP" shall mean Landry's, Sub, and those entities listed on Attachment "A" hereto.

         "LANDRY'S AUDITED FINANCIAL STATEMENTS" shall mean the audited balance sheets, and the related statements of earnings, stockholders' equity and cash flows, and the related notes thereto of Landry's as of and for the years ended December 31, 1993, 1994 and 1995.

         "LANDRY'S COMMON STOCK" shall mean shares of Landry's common stock, $.01 par value per share.

         "LANDRY'S FINANCIAL STATEMENTS" shall mean the Landry's Audited Financial Statements and the Landry's Interim Financial Statements, if any.

         "LANDRY'S INTERIM FINANCIAL STATEMENTS" shall mean the unaudited balance sheet, and the related unaudited statements of earnings and cash flows of Landry's as of and for the three-month period ended March 31, 1996.

         "LANDRY'S BALANCE SHEET" shall mean the most current balance sheet included in the Landry's Financial Statements.

         "LANDRY'S PREFERRED STOCK" shall mean the shares of Landry's Preferred Stock, $.01 par value per share. Such Landry's Preferred Stock shall have the same preferences, rights, terms and conditions as the Bayport Preferred Stock.

         "LANDRY'S STOCK OPTION PLANS" shall mean Landry's 1993 Stock Option Plan, Landry's 1995 Flexible Incentive Plan, Landry's Non-Employee Director Plan, and the Landry's Seafood Restaurant's Stock Option Plan.

         "LIENS" shall mean pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

         "MATERIAL ADVERSE EFFECT" shall mean with respect to any party, a material adverse effect on the financial condition, results of operations, leases or construction of restaurants, business or prospects of such party and its 20% or more owned direct and indirect subsidiaries, taken as a whole.

         "MULTIEMPLOYER PLAN" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

         "PERMITTED LIENS" shall mean any mechanic's, worker's, materialmen's, operator's, or other liens arising as a matter of law in the ordinary course of business.

         "PERSON" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

         "PRE-CLOSING PERIODS" shall mean all Tax periods ending at or before the Effective Time and, with respect to any Tax period that includes but does not end at the Effective Time, the portion of such period that ends at and includes the Effective Time.

         "PREFERRED EXCHANGE RATIO" shall be the Exchange Ratio divided by four.

         "PROXY STATEMENT" shall mean the proxy statement of Bayport to be included in the Registration Statement for the purpose of obtaining the approval of the stockholders of Bayport of this Agreement and the prospectus of Landry's to be included in the Registration Statement for the purpose of offering the Landry's Common Stock to the Bayport stockholders upon consummation of the Merger.

         "REGISTRATION STATEMENT" shall mean the registration statement on Form S-4 to be filed by Landry's with the SEC for the purpose, among other things, of registering the Landry's Common Stock which will be issued to the holders of Bayport Common Stock upon consummation of the Merger.

         "RETURNS" shall mean all returns, reports, estimates, declarations and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by the taxpayer relating to its income, properties or operations.

         "SEC" shall mean the Securities and Exchange Commission of the United States.

         "SEC DOCUMENTS" shall mean all reports, schedules, forms, statements and other documents filed with the SEC since January 1, 1994.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SPECIAL MEETING " shall have the meaning ascribed in Section 6.2(c) hereof.

         "SURVIVING CORPORATION" shall mean Bayport following the Effective
Time.

         "TAXES" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, alcohol, liquor, beer, wine, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

         "TITLE IV PLAN" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.


                            ARTICLE 2 - THE CLOSING; THE MERGER; EFFECTS OF THE
MERGER

         Section 2.1 CLOSING. (a) The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article 7 hereof, at the offices of Winstead Sechrest & Minick P.C., 910 Travis, Suite 1700, Houston, Texas at 9:00 A.M. (Central Time) on a date to be mutually agreed upon between the parties, which shall be no earlier than (i) at Landry's sole discretion thirty-one Business Days after the receipt by Landry's of the proceeds of an underwritten public offering including any additional proceeds that might be received as a result of sales to cover over-allotments of Common Stock of at least 3,500,000 shares and
(ii) the satisfaction of the conditions set forth in Article 7, or if no date has been agreed to, on any date specified by one party to the other upon five days' notice following satisfaction of the conditions set forth in clauses (i) and (ii) above; provided that the limitation set forth in clause (i) if not earlier satisfied shall be deemed satisfied as of December 21, 1996 (the date of the Closing being referred to herein as the "Closing Date").

         (b) At the Closing, the parties shall (i) deliver the documents, certificates and opinions required to be delivered by Article 7 hereof, (ii) provide proof or indication of the satisfaction or waiver of each of the conditions set forth in Article 7 hereof, (iii) cause the appropriate officers of Bayport and Sub to execute and deliver the Articles of Merger, attaching a Plan of Merger (the "Articles of Merger") in substantially the form attached as Exhibit A hereto and (iv) consummate the Merger by causing to be filed the properly executed Articles of Merger with the Secretary of State of the State of Florida in accordance with the provisions of the Florida BCA. The Merger shall be effective upon filing of the Article of Merger with the Secretary of

State of Florida (such date and time being hereinafter referred to respectively as the "Effective Date" and the "Effective Time").

         Section 2.2 THE MERGER. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into Bayport at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and Bayport shall be the Surviving Corporation and shall succeed to and assume all the rights and obligations of Sub in accordance with the Florida BCA.

         Section 2.3 EFFECTS OF THE MERGER, CERTIFICATE AND BY-LAWS; DIRECTORS AND OFFICERS.

         (a)      The Merger shall have the effects specified in Florida BCA.

         (b) The Articles of Incorporation of Bayport, as amended and restated and in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation thereafter unless and until amended in accordance with its terms and as provided by law.

         (c) The By-laws of Sub as in effect at the Effective Time shall be the By-laws of the Surviving Corporation thereafter unless and until amended in accordance with their terms, the terms of the Certificate of Incorporation of the Surviving Corporation and as provided by law.

         (d) The directors and officers of Sub at the Effective Time shall be the directors and officers of the Surviving Corporation thereafter, each to hold a directorship or office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected and qualified.

             ARTICLE 3 - MERGER CONSIDERATION; CONVERSION OF SHARES

         Section 3.1 CONVERSION OF SHARES. (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Landry's, Sub, Bayport or the Surviving Corporation, or any holder of any of the following securities:

         (i) each share of common stock of Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock, $.001 par value per share, of the Surviving Corporation;

         (ii) each issued share of Bayport Common Stock that is held in treasury by Bayport or held by any subsidiary of Bayport shall be cancelled and no stock of Landry's or other consideration shall be delivered in exchange therefor;

         (iii) each share of Bayport Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive the Exchange Ratio (as it may be adjusted as provided herein) of a fully paid and nonassessable share of Landry's

                  Common Stock provided that if the Average Market Price of a share of Landry's Common Stock is (a) greater than $22.00 than the Exchange Ratio shall equal that number obtained by dividing $4.63 by the Average Market Price or (b) less than $15.00 than the Exchange Ratio shall equal that number obtained by dividing $3.16 by the Average Market Price.;

         (iv) each share of Bayport Preferred Stock issued and outstanding at the Effective Time shall be converted into the right to receive the Preferred Exchange Ratio of a fully paid and non-assessable share of Landry's Preferred Stock.

         As used herein, the "Merger Consideration" shall mean the rights of holders of Bayport Common Stock and Bayport Preferred Stock to receive Landry's Common Stock and Landry's Preferred Stock, or, in certain circumstances as set forth in Section 3.2(e)(ii) hereof, cash.

         (b) Upon conversion of the shares of Bayport Common Stock and Bayport Preferred Stock into the Merger Consideration in the manner described in paragraphs 3.1(a)(iii) and 3.1(a)(iv) above, each record holder of issued and outstanding Bayport Common Stock and Bayport Preferred Stock immediately prior to the Effective Time shall have the right to receive a certificate representing such number of shares of Landry's Common Stock or Landry's Preferred Stock (rounded down to the nearest whole share) equal to the product of (A) the Exchange Ratio or, where applicable the Preferred Exchange Ratio, and (B) the number of issued and outstanding shares of Bayport Common Stock or Bayport Preferred Stock of which such Person is the record holder immediately prior to the Effective Time.

         Section 3.2 EXCHANGE OF CERTIFICATES. (a) As of the Effective Date, Landry's shall deposit with American Stock Transfer Company or such company as may be designated by Landry's (and reasonably acceptable to Bayport) (the "Exchange Agent"), for the benefit of the holders of shares of Bayport Common Stock and Bayport Preferred Stock, for exchange in accordance with this Article 3, through the Exchange Agent, certificates representing the shares of Landry's Common Stock and Landry's Preferred Stock (such shares of Landry's Common Stock and Landry's Preferred Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 3.1 in exchange for outstanding shares of Bayport Common Stock and Bayport Preferred Stock. Except as contemplated by
Section 3.2(f), the Exchange Fund shall not be used for any other purpose. Landry's agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares.

         (b) As soon as reasonably practicable after the Effective Time, Landry's shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Bayport Common Stock or Bayport Preferred Stock (the "Certificates") whose shares were converted into the right to receive shares of Landry's Common Stock or Landry's Preferred Stock (collectively "Landry's Stock") pursuant to Section 3.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the

Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Landry's may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Landry's Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Landry's Stock (rounded down to the nearest whole share) which such holder has the right to receive pursuant to the provisions of this Article 3 after taking into account all the shares of Bayport Common Stock or Bayport Preferred Stock then held by such holder under all such Certificates so surrendered and/or cash in lieu of fractional shares of Landry's Stock to which such holder is entitled pursuant to Section 3.2(e)(ii), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Bayport Common Stock which is not registered in the transfer records of Bayport, a certificate representing the proper number of shares of Landry's Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Landry's Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Landry's that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Landry's Stock and cash in lieu of any fractional shares of Landry's Stock as contemplated by this Section 3.2. No interest will be paid or will accrue on any cash payable pursuant to this Article 3.

         (c) No dividends or other distributions with respect to Landry's Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Landry's Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Landry's Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Landry's Stock to which such holder is entitled pursuant to Section 3.2(e)and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Landry's Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Landry's Common Stock.

         (d) All shares of Landry's Stock issued upon the surrender for exchange of shares of Bayport Common Stock or Bayport Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Section 3.2(c) or 3.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Bayport Common Stock or Bayport Preferred Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Bayport Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 3.

         (e) (i) No certificates or scrip representing fractional shares of Landry's Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Landry's.

                  (ii) In lieu of the issuance of fractional shares of Landry's Common Stock or Landry's Preferred Stock, each holder of record of issued and outstanding shares of Bayport Common Stock and Bayport Preferred Stock, as the case may be, as of the Effective Time shall be entitled to receive a cash payment (without interest) (each a "Fractional Payment" and, collectively, the "Fractional Payments") equal to the fair market value of the fractional share of Landry's Common Stock to which such holder would be entitled but for this provision (assuming in the case of Landry's Preferred Stock, the immediate conversion thereof to Landry's Common Stock). For purposes of calculating such cash payment, the fair market value of a fraction of a share of Landry's Common Stock shall be such fraction multiplied by the Average Market Price.

         (f) Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Landry's, upon demand, and any holders of the Certificates who have not theretofore complied with this Article
3 shall thereafter look only to Landry's for payment of their claim for Landry's Stock, any cash in lieu of fractional shares of Landry's Stock and any dividends or distributions with respect to Landry's Stock.

         (g) None of Landry's, Sub, Bayport or the Exchange Agent shall be liable to any person in respect of any shares of Landry's Stock (or dividends or distributions with respect thereto) or cash that the Exchange Agent delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Landry's, the posting by such person of a bond in such reasonable amount as the Surviving Corporation or Landry's may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Landry's Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Landry's Stock deliverable in respect thereof, pursuant to this Agreement.

         Section 3.3 STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the Board of Directors of Bayport (or, if appropriate, any committee administering the Bayport Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the following with respect to all options to purchase shares of Bayport Common Stock granted under the Bayport Stock Option Plans or otherwise ("Options") not exercised prior to the Closing Date:

                  (i) adjust the terms of all such Options to purchase shares of Bayport Common Stock to provide that, at the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on substantially the same terms and conditions (including full exercisability at such time as such Option shall be exercisable by its terms), as were applicable to such Option under the terms of such Option and the applicable Bayport Stock Option Plans, the same number of shares of Landry's Common Stock (rounded down to the nearest whole share) as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Bayport Common Stock otherwise purchasable pursuant to such Option divided by (z) the number of shares of Landry's Common Stock deemed purchasable pursuant to such Option; PROVIDED, HOWEVER, that (i) no certificate or scrip representing fractional shares of Landry's Common Stock shall be issued in respect of any Option as adjusted pursuant to this Section 3.3 and (ii) any such fractional share will not entitle the owner thereof to vote or to any rights of a shareholder of Landry's; PROVIDED, FURTHER, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Section 422 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and

                  (ii) make such other changes to the Bayport Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of Landry's, which shall not be unreasonably withheld).

         (b) The provisions in the Bayport Stock Option Plans providing for the issuance, transfer or grant of any capital stock of Bayport or any interest in respect of any capital stock of the Bayport shall be deleted as of the Effective Time, and Bayport shall use its best efforts to ensure that following the Effective Time no holder of an Option or any participant in any Bayport Stock Option Plan shall have any right thereunder to acquire any capital stock of Bayport, Landry's or the Surviving Corporation, except as provided in Section 3.3(a).

         (c) As soon as practicable after the Effective Time, Landry's shall deliver to the holders of Options appropriate notices setting forth such holder's rights pursuant to the respective Bayport Stock Option Plans and the agreements evidencing the grants of such Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this

Section 3.3 after giving effect to the Merger). Except as otherwise provided in this Section 3.3, Landry's shall comply with the terms of the Bayport Stock Option Plans and ensure, to the extent required by, and subject to the provisions of such Bayport Stock Option Plans, that the Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

         (d) Landry's agrees to use reasonable efforts to take such actions as are necessary for the conversion of the Options in accordance with this Section 3.3, including (i) the reservation, issuance and listing of Landry's Common Stock as is necessary to effectuate the transactions contemplated by Section 3.3(a), (ii) entering into such agreements as are necessary to assume such Options and (iii) the filing of a registration statement or statements on Form S-8 and/or S-3, if necessary, to facilitate the public sale of stock issuable upon the exercise of such Options.

         (e) A holder of an Option adjusted in accordance with this Section
3.3 may exercise such adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Landry's, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Bayport Stock Option Plans.

         (f) All Bayport Warrants issued and outstanding as of the Effective Time shall have their terms automatically adjusted at the Effective Time so that each Bayport Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute a warrant to acquire, on substantially the same terms and conditions as were applicable to such Bayport Warrant under the terms of such Bayport Warrant, the same number of shares of Landry's Common Stock (rounded down to the nearest whole share) as the holder of such Bayport Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Bayport Warrant in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Bayport Common Stock otherwise purchasable pursuant to such Bayport Warrant divided by (z) the number of shares of Landry's Common Stock deemed purchasable pursuant to such Bayport Warrant; PROVIDED, HOWEVER, that (i) no certificate or scrip representing fractional shares of Landry's Common Stock shall be issued in respect of any Bayport Warrant as adjusted pursuant to this Section 3.3 and (ii) any such fractional share will not entitle the owner thereof to vote or to any rights of a shareholder of Landry's.

         Section 3.4 EXCHANGE RATIO ADJUSTMENT. (a) In determining the Exchange Ratio, the parties have agreed to an estimate of the costs to complete construction (the "Build-out Costs") and the pre-opening costs (the "Pre-Opening Costs") of certain designated Restaurants (the "In-process Restaurants"). The aggregate of such Build-out Costs has been stipulated to be $13,000,000 and the aggregate of the Pre-Opening Costs have been stipulated to be $1,650,000. In the event as of the Closing Date the estimated Build-Out Costs and/or the Pre-Opening Costs, respectively, as determined by Landry's in good faith (the "Landry's Estimate") exceed the Build-out Costs (the "Excess Build-Out Costs") and/or the Pre-Opening Costs (the "Excess Pre-Opening Costs"), respectively, the applicable Exchange Ratio shall be adjusted to be equal to the Adjusted Exchange Ratio, and such Adjusted Exchange Ratio shall for all purposes of this Agreement be deemed the Exchange Ratio. No less than five days prior to the Closing Date, Landry's shall provide to Bayport the Landry's Estimate. The parties agree that the adjustment to the Exchange Ratio provided for in this Section 3.4 shall be Landry's sole and exclusive remedy in the event that the Landry's Estimate exceeds the Build-out Costs and/or the Pre-Opening Costs and, notwithstanding anything to the contrary contained herein, in no event shall such excess be deemed a breach of a representation, warranty or covenant of Bayport hereunder.

         (b) In the event Bayport disagrees with the determination of Landry's Estimate, Bayport shall notify Landry's prior to the Closing Date and, such Closing Date shall be postponed for a period not to exceed seven days during which time the parties shall attempt to mutually determine an estimate of actual and projected construction and pre-opening costs for the In-process Restaurants. If, within such seven days Landry's and Bayport cannot reach a mutually acceptable determination, one of the six nationally recognized accounting firms which is not auditing the financial statements of either Bayport or Landry's, mutually agreed to by the parties, shall determine the revised Build-out Costs, and Pre-Opening Costs; the Excess Build-Out Cost and the Excess Pre-Opening Costs. In no event shall the Exchange Ratio or the Adjusted Exchange Ratio be greater than that set forth in Section 3.1 hereof.


              ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BAYPORT

         Bayport represents and warrants to Landry's and Sub, as of the date hereof that except as set forth in the Schedules numbered to correspond to the applicable representation or warranty:

         Section 4.1 ORGANIZATION. (a) Bayport is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has all corporate power and authority to carry on its business as now being conducted and to own its properties. Each other member of the Bayport Group is duly organized under the laws of the state of its organization and has all the requisite power and authority under the laws of such jurisdiction to carry on its business as now being conducted and to own its properties. Each member of the Bayport Group is duly qualified to do business and is in good standing in each state in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Bayport.

         Section 4.2 AFFILIATED ENTITIES. (a) Schedule 4.2 lists each member of the Bayport Group. All shares of the outstanding capital stock or equity interests in each member of the Bayport Group have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights and except with respect to Bayport, are owned by Bayport, by another member of the Bayport Group, which is wholly owned by Bayport, or by

Bayport and another member of the Bayport Group, which is wholly owned by Bayport, free and clear of all Liens.

         (b) Except as listed on Schedule 4.2, Bayport does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity.

         Section 4.3 CAPITALIZATION. (a) The authorized capital stock of Bayport consists exclusively of 50,000,000 shares of Bayport Common Stock of which 9,655,599 shares were issued and outstanding and no shares were held in its treasury as of March 29, 1996, and 15,000,000 shares of Bayport Preferred Stock of which 2,136,499 were outstanding as of March 29, 1996 (giving the holders thereof the right to convert such Bayport Preferred Stock into 534,124 shares of Bayport Common Stock), and no additional shares of Bayport's capital stock have been issued from such date to the date of this Agreement (except for any shares issued upon exercise of Bayport Stock Options). All of such issued and outstanding shares of Bayport Common Stock and Bayport Preferred Stock have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements. No share of capital stock of Bayport has been, or may be required to be, reacquired by Bayport for any reason or is, or may be required to be, issued by Bayport for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing, except for shares of Bayport Common Stock issuable upon (i) the exercise of the Bayport Stock Options (with such outstanding Bayport Options giving holders thereof the right to acquire, in the aggregate, 2,111,500 shares of Bayport Common Stock as of March 29, 1996 whether or not vested), (ii) the exercise of rights associated with the Bayport Warrants (with such Bayport Warrants giving the holders thereof the right to acquire, in the aggregate, 691,566 shares of Bayport Common Stock as of April 15, 1996), or (iii) the conversion of 2,136,499 shares of Bayport Preferred Stock.

         Section 4.4 AUTHORITY; ENFORCEABLE AGREEMENTS. (a) Subject to obtaining approval of the holders of not less than a majority of the outstanding Bayport Common Stock and Bayport Preferred Stock, voting as separate classes if required by the Florida BCA, Bayport has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by Bayport and the consummation by Bayport of the transactions described herein have been duly authorized by all necessary corporate action on the part of Bayport, except for the affirmative vote of the holders of not less than a majority of the outstanding Bayport Common Stock and Bayport Preferred Stock, voting as separate classes if required by the Florida BCA, which shall have been obtained prior to the Effective Time.

         (b) This Agreement has been duly executed and delivered by Bayport, and (assuming due execution and delivery by the other parties hereto) constitutes a valid and binding obligation of Bayport, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general equitable principles and provided that the Merger may not be effected without the affirmative vote of the holders of not less than a majority of the outstanding Bayport Common Stock and Bayport Preferred Stock, voting as separate classes if required by the Florida BCA. The Funding Agreement entered into by Bayport in connection with this Agreement has been, or will be, duly executed and delivered by Bayport, and (assuming due execution and delivery by the other parties thereto) constitutes, or will constitute, a valid and binding obligation of Bayport, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general equitable principles.

         Section 4.5 NO CONFLICTS OR CONSENTS. (a) Except as set forth on
Schedule 4.5(a), neither the execution, delivery or performance of this Agreement by Bayport nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the Bayport Group under, (A) the Articles of Incorporation, By-laws or any other organizational documents of any member of the Bayport Group, or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the Bayport Group is a party, or by which any member of the Bayport Group or any of its assets are bound, or (ii) subject to obtaining clearance under the HSR Act and effectiveness of the Registration Statement, violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which any member of the Bayport Group is subject or by which any member of the Bayport Group or any of the assets of the foregoing are bound.

         (b) Except as set forth on Schedule 4.5(b), no consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any government or any agency or political subdivision thereof is required for the execution, delivery and performance by Bayport of this Agreement and the covenants and transactions contemplated hereby or for the execution, delivery and performance by Bayport of any other agreements entered, or to be entered, into by Bayport in connection with this Agreement, except for
(i) the filing of the HSR Report by Bayport under the HSR Act and the early termination or expiration of all applicable waiting periods thereunder, (ii) the filing of the Proxy Statement included in the Registration Statement described in Section 6.2 hereof with the SEC and the declaration of effectiveness thereof by the SEC and the filing of other SEC required documents, (iii) the affirmative vote of the holders of a majority of the outstanding Bayport Common Stock and Bayport Preferred Stock, required to approve the Merger and (iv) the filing of the Articles of Merger as provided in Section 2.1(b) hereof.

         Section 4.6 CORPORATE DOCUMENTS, STOCKHOLDER AGREEMENTS AND BOARD OF DIRECTORS. Bayport has delivered to Landry's true and complete copies of its Articles of Incorporation and

By-laws, as amended or restated through the date of this Agreement and the organizational documents governing each member of the Bayport Group listed on
Schedule 4.2. The minute books of each member of the Bayport Group, contain reasonably complete and accurate records of all corporate actions of the equity owners of the various entities and of the boards of directors or other governing bodies, including committees of such boards or governing bodies. The stock transfer records of Bayport are maintained by its transfer agent and registrar and, to the Knowledge of Bayport, contain complete and accurate records of all issuances and redemptions of stock by Bayport. Except for outstanding Bayport Stock Options and Bayport Warrants, neither Bayport nor, to the Knowledge of Bayport, any of its Affiliates, is a party to any agreement with respect to the capital stock of Bayport other than this Agreement.

         Section 4.7 SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES. (a) Bayport has timely filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "Bayport SEC Documents"). The Bayport SEC Documents, and any such reports, forms and documents filed by Bayport with the SEC after the date hereof, as amended, complied, or will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Bayport SEC Documents, and none of the Bayport SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Bayport SEC Document has been superseded by a later filed Bayport SEC Document, none of the Bayport SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The Bayport Financial Statements included in the Bayport SEC Documents have been audited by Grant Thornton LLP, independent accountants (in the case of the Bayport Audited Financial Statements) in accordance with generally accepted auditing standards, have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly the financial position of Bayport at such dates and the results of operations and cash flows for the periods then ended. Except as set forth on Schedule 4.7(b), no member of the Bayport Group has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) ("Undisclosed Liabilities"), except (i) as and to the extent reflected on the Bayport Latest Balance Sheet, or (ii) as may have been incurred or may have arisen since the date of the Bayport Latest Balance Sheet in the ordinary course of business and that are not material individually or in the aggregate or are permitted by this Agreement.

         (c) The Bayport Latest Balance Sheet includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

         (d) Except as set forth on Schedule 4.7(d), since the date of the Bayport Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on Bayport.

         (e) The statements of income included in the Bayport Financial Statements do not contain any income or revenue realized from services that the Surviving Corporation would be prohibited or restricted from offering after the Effective Time pursuant to any covenant or provision in any material contract to which any member of the Bayport Group is a party.

         (f) Schedule 4.7(f) sets forth the budgets prepared by Bayport establishing estimated costs of construction of In-Process Restaurants and pre-opening expenses which accurately disclose the actual amounts expended and to be expended for such costs and expenses including all capitalized costs of any nature.

         (g) Schedule 4.7(g) lists the average inventory of each restaurant store, the North Carolina crab processing plant, and the Jacksonville central distribution warehouse, in existence as of the dates noted therein.

         Section 4.8 ACCOUNTS RECEIVABLE. All of the accounts receivable reflected on the Bayport Latest Balance Sheet or created thereafter have arisen only from BONA FIDE transactions in the ordinary course of business, represent valid obligations owing to Bayport or another member of the Bayport Group and have been accrued and recorded in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.8, such accounts receivable will be collectible in full when due, without any counterclaims, set-offs or other defenses and without provision for any allowance for uncollectible accounts other than such allowance as appears on the Bayport Latest Balance Sheet.

         Section 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 4.9, or in the Bayport SEC Documents, since the date of the Bayport Latest Balance Sheet each member of the Bayport Group has conducted its business only in the ordinary course, and has not:

         (a) amended its Articles of Incorporation, By-laws or similar organizational documents;

         (b) incurred any liability or obligation of any nature (whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except in the ordinary course of business provided that the execution of a real estate lease for a restaurant site shall not be considered an obligation incurred in the ordinary course of business;

         (c) suffered or permitted any of its assets to be or remain subject to any mortgage or other encumbrance other than those disclosed on Schedule 4.11 and that collateralize indebtedness reflected on the Bayport Latest Balance Sheet and Permitted Liens;

         (d) merged or consolidated with another entity or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, or otherwise disposed of any assets except for fair value and in the ordinary course of business;

         (e) made any capital expenditure or commitment therefor, except in the ordinary course of business, provided that any acquisition of restaurants or restaurant sites, or acquisitions of, or improvements to, real property, shall not be considered to be in the ordinary course of business;

         (f) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest other than (i) issuances of Bayport Common Stock upon the exercise of any Bayport Stock Option, the conversion of any Bayport Preferred Stock, or the exercise of any Bayport Warrant; or (ii) the acceptance by Bayport of any shares of Bayport Common Stock in consideration of the exercise of the Bayport Stock Options or in satisfaction of any tax or tax withholding obligations of the holders of such Bayport Stock Options in accordance with the Bayport Stock Option Plans;

         (g) adopted any employee benefit plan or made any change in any existing employee benefit plans or made any bonus or profit sharing distribution or payment of any kind or granted any stock options;

         (h) increased indebtedness for borrowed money, or made any loan to any Person, other than through the issuance of standby or performance letters of credit issued in the ordinary course of business;

         (i) made any change affecting any banking, safe deposit or power of attorney arrangements;

         (j) written off as uncollectible any notes or accounts receivable, or employee or non-employee loans, except for notes or accounts receivable in the ordinary course of business which in the aggregate do not exceed $10,000;

         (k) entered into or amended any employment, severance or similar agreement or arrangement with any director or employee, or granted any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive officer or other salaried employee.

         (l) cancelled, waived, released or otherwise compromised any debt, claim or right, except as permitted under clause (j);

         (m) made any change in any accounting principle or practice or method or application thereof;

         (n) suffered the termination, suspension or revocation of any license or permit necessary for the operation of its business;

         (o) entered into any transaction other than on an arm's-length basis;

         (p) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could reasonably be anticipated to have (after giving effect to any insurance benefit either (i) that has been received or (ii) the payment obligation for which has been acknowledged by the insurer) a Material Adverse Effect on Bayport;

         (q)      agreed, whether or not in writing, to do any of the foregoing;

         (r) suffered any stop work orders, notices of lien or notices of failure of permits or any matter which would prevent or delay the construction of a restaurant; or

         (s) materially decrease the weekly average inventory of any restaurant or house bank accounts in any restaurant.

         Section 4.10 CONTRACTS. Except as set forth on Schedule 4.10 or in any Bayport SEC Document no member of the Bayport Group is a party to: (i) any collective bargaining agreement; (ii) any written or oral employment or other agreement or contract with or commitment to any salaried employee; (iii) any agreement, contract or commitment containing any covenant limiting its freedom to engage in any line of business or to compete with any Person or to open or operate a restaurant within a certain area or any restaurant owned or operated by Bayport; (iv) any oral or written obligation of guaranty or indemnification arising from any agreement, contract or commitment, except as provided in its Articles of Incorporation; (v) any joint venture, partnership or similar contract involving a sharing of profits or expenses; (vi) any non-disclosure agreement, non-competition agreement, agreement with an officer, director or employee of any member of the Bayport Group, tax indemnity, tax sharing or tax allocation agreement or severance, bonus or commission agreement; (vii) any agreement or contract under which any member of the Bayport Group is the licensee of computer software or other intellectual property with a per unit cost greater than $2,500; (viii) any contract between any member of the Bayport Group and any of their respective Affiliates (other than other members of the Bayport Group); (ix) any indenture, mortgage, loan, credit, sale-leaseback or similar contract under which any member of the Bayport Group has borrowed any money or issued any note, bond or other evidence of indebtedness for borrowed money or guaranteed indebtedness for money borrowed by others; (x) any hedge, swap, exchange, futures or similar agreements or contracts in an amount in excess of $25,000; or (xi) any other oral or written agreement, contract or commitment that has had or may have a Material Adverse Effect on Bayport. There is no existing breach by any member of the Bayport Group of, nor is there any pending or to the Knowledge of Bayport threatened claim that, any member of the Bayport Group has breached any of the terms or conditions of any of its material agreements, contracts or commitments, and to the Knowledge of Bayport, no other parties to such agreements, contracts or commitments have breached any of its terms or conditions.

         Section 4.11 PROPERTIES AND LEASES. (a) With respect to assets, each member of the Bayport Group has, except with respect to assets disposed of in the ordinary course of business (none of which are material to the operations of its business) or such assets as are no longer used or useful in the conduct of its business, good and valid title to all real property and all other properties and assets reflected in the Bayport Latest Balance Sheet free and clear of all Liens, except for (i) Liens that secure indebtedness that is properly reflected in the Bayport Latest Balance Sheet; (ii) Liens for Taxes accrued but not yet payable; (iii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith and in no event shall the obligations collateralized by any such contested Permitted Liens in the aggregate exceed $150,000; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any such properties or assets or the potential sale of any such properties and assets and (v) capital leases and leases of such properties, if any, to third parties for fair and adequate consideration.
Schedule 4.11(a) contains a list of all Liens (other than Permitted Liens) and equipment leases in an amount in excess of $25,000 or property collateralizing indebtedness on the Bayport Latest Balance Sheet and any guaranty or other credit support arrangement pursuant to which any member of the Bayport Group has guaranteed an obligation of any other member of the Bayport Group where assets are the collateral. A member of the Bayport Group owns, or has valid leasehold interests in, all properties and assets used in the conduct of its business.

         (b) With respect to each lease of any real property, or a material amount of other personal property, to which a member of the Bayport Group is a party (i) such member of the Bayport Group has a valid leasehold interest in such real property or personal property; (ii) such lease is in full force and effect in accordance with its terms; (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) under such lease; (vi) such member of the Bayport Group has not violated any of the material terms or conditions under any such lease and to the Knowledge of Bayport there has been no (A) condition or covenant to be observed or performed by any other party under any such lease that has not been fully observed and performed and (B) in the case of each lease concerning demised premises subleased to any member of the Bayport Group, condition or covenant to be observed or performed by any other party thereto that has not been fully observed and performed and there does not exist any event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under any such prime lease; and (vii) except as set forth on Schedule 4.5(b), the transactions described in this Agreement will not constitute a default under or cause for termination or modification of any such lease.

         (c) To the Knowledge of Bayport, the rent charged to any member of the Bayport Group under any lease, between any member of the Bayport Group and any of its Affiliates (other than another member of the Bayport Group) is at or below the market rate as of the time such lease was entered into, and any such lease contains such other terms and conditions that are no less favorable to Bayport than would be obtainable in an arms-length transaction with an independent third party lessor.

         (d) Schedule 4.11(d) contains a list of all real property owned by members of the Bayport Group and a list of all leases to which the members of the Bayport Group are parties.

         Section 4.12 CONDITION OF BAYPORT'S ASSETS. Except as set forth on
Schedule 4.12, all of the material tangible assets of the Bayport Group which are being used in the business of the Bayport Group are currently in good and usable condition, ordinary wear and tear excepted, and there is no deferred maintenance requirements on any such assets which would require an expenditure in excess of $10,000 per store. To the Knowledge of Bayport, there are no defects in such assets or other conditions that have or would be reasonably likely to have a Material Adverse Effect on Bayport. Such assets and the other properties being leased by a member of the Bayport Group pursuant to the leases described on Schedule 4.11(d), constitute all of the material operating assets being utilized by the Bayport Group in the conduct of its business and such assets are sufficient in quantity and otherwise adequate for the operations of the Bayport Group as currently conducted.

         Section 4.13 VOTING REQUIREMENTS. The affirmative vote of a majority of the outstanding shares of Bayport Common Stock and Bayport Preferred Stock entitled to vote on the Merger (voting as separate classes if required by the Florida BCA) and required by Bayport's Articles of Incorporation or the Florida BCA, is the only vote of the holders of any class or series of Bayport's capital stock necessary to approve this Agreement and the transactions described herein.

         Section 4.14 ACCOUNTING MATTERS. No member of the Bayport Group, nor to the Knowledge of Bayport any of its Affiliates, has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Landry's or any of its Affiliates) would prevent Landry's from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Upon execution of this Agreement, Bayport will have received a letter from its independent public accountants to the effect that if the Merger were to be consummated on the date of this Agreement, Bayport qualifies as an entity that may be a party to a business combination for which the pooling-of-interests method of accounting would be available.

         Section 4.15 SUPPLIERS AND CUSTOMERS. To the Knowledge of Bayport, (a) no supplier providing products, materials or services to any member of the Bayport Group intends to cease selling such products, materials or services to any member of the Bayport Group or to limit or reduce such sales to any member of the Bayport Group or materially alter the terms or conditions of any such sales and (b) no customer of any member of the Bayport Group intends to terminate, limit or reduce its or their business relations with any member of the Bayport Group except where such action would not have a Material Adverse Effect on Bayport. Notwithstanding the foregoing, no representation or warranty is provided that any supplier or customer of Bayport will continue to do business with Landry's after the consummation of the Merger.

         Section 4.16 EMPLOYEE MATTERS. (a) Schedule 4.16(a) sets forth the name, title, current annual compensation rate (including bonus and commissions), current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each salaried employee of each member of the Bayport Group. Copies of organizational charts, any employee handbook(s), and any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended, have been provided to Landry's.

         (b)      Each of the following is true with respect to the Bayport
Group:

                  (i) to the Knowledge of Bayport, each such member is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, and there is no proceeding pending or to the Knowledge of Bayport threatened, or, any investigation pending or to the Knowledge of Bayport threatened against it relating to any thereof, and to the Knowledge of Bayport there is no basis for any such proceeding or investigation;

                  (ii) none of the employees of any such member is a member of, or represented by, any labor union and there are no efforts being made to unionize any of such employees; and

                  (iii) there are no charges of, formal, informal or internal complaints of, or proceedings involving, discrimination or harassment (including but not limited to discrimination or harassment based upon sex, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status) pending or to the Knowledge of Bayport threatened, nor is there any investigation pending or to the Knowledge of Bayport threatened, including, but not limited to, investigations before the Equal Employment Opportunity Commission or any federal, state or local agency or court, with respect to any such member.

         Section 4.17 EMPLOYEE BENEFIT PLANS. With respect to any member of the Bayport Group:

         (a) Schedule 4.17(a) lists each Employee Plan that each member of the Bayport Group maintains, administers, contributes to, or has any contingent liability with respect thereto. Bayport has provided a true and complete copy of each such Employee Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto, together with (i) the three most recent annual reports, if any, prepared in connection with each such Employee Plan (Form 5500 including, if applicable, Schedule B thereto); (ii) the most recent actuarial report, if any, and trust reports prepared in connection with each Employee Plan; (iii) all material communications received from or sent to the Internal Revenue Service ("IRS") or the Department of Labor ("DOL") within the last two years (including a written description of any material oral communications relating to the IRS Voluntary Compliance Resolution or Closing Agreement Programs); (iv) the most recent IRS determination letter with respect to each Employee Plan and the most recent application for a determination letter, both as applicable; (v) all insurance contracts or other funding arrangements, currently in force; and (vi) an actuarial study of any post-employment life or medical benefits provided, if any.

         (b) Schedule 4.17(b) identifies each Benefit Arrangement that each member of the Bayport Group maintains, administers, contributes to, or has any contingent liability with respect thereto. Bayport has furnished to Landry's copies or descriptions of each Benefit Arrangement and any of the information set forth in Section 4.17(a) applicable to any such Benefit Arrangement. Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements, if any) prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

         (c) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. To the Knowledge of Bayport, no member of the Bayport Group has communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

         (d) No Employee Plan is (i) a Multiemployer Plan, (ii) a Title IV Plan or (iii) is maintained in connection with any trust described in Section 501(c)(9) of the Code. No member of the Bayport Group has ever maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, or (iii) that is a Multiemployer Plan. No member of the Bayport Group has within the last five years engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

         (e) Each Employee Plan which is intended to be qualified under Section 40l(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. A favorable determination letter has been issued by the IRS as to the qualification of each such Employee Plan for which a determination is available under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code. Each Employee Plan has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements, if any) prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

         (f) Full payment has been made of all amounts which any member of the Bayport Group is or has been required to have paid as contributions to or benefits due under any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

         (g) No member of the Bayport Group, or any of their respective directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject Bayport to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

         (h) To the Knowledge of Bayport, there are no facts or circumstances that might give rise to any liability under Title I of ERISA.

         (i) No member of the Bayport Group has any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, except as required to avoid excise tax under Section 4980B of the Code, relating to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

         (j) There is no litigation, administrative or arbitration proceeding to the Knowledge of Bayport or other dispute pending or threatened that involves any Employee Plan or Benefit Arrangement.

         (k) No employee or former employee of any member of the Bayport Group will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby, except as disclosed on
Schedule 4.17(k) and no such disclosed payment constitutes a parachute payment described in Section 280G of the Code, except as disclosed on Schedule 4.17(k).

         (l) To the Knowledge of Bayport, all group health plans (as defined in Code Section 5000(b)(1)) of any member of the Bayport Group have at all times fully complied with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA, and the regulations promulgated thereunder. Further, no Employee Plan provides health, medical, death or survivor benefits to any stockholders or directors who are not employees, former employees or beneficiaries thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA, and to the Knowledge of Bayport there are no claims by terminated employees with respect thereto.

         (m) Except as set forth on Schedule 4.17(m), no employee or former employee, officer or director of any member of the Bayport Group is or will become entitled to receive any award under a Bayport discretionary or other bonus plans.

         (n) All obligations under any such Employee Plans have been in the aggregate, accrued on the Bayport Financial Statements to the extent required (including items relating to vesting via passage of time or as a result of the Merger).

         Section 4.18      TAX MATTERS.

         (a) Except as set forth on Schedule 4.18, each of the following is true with respect to each member of the Bayport Group to the extent applicable to such member:

                  (i) all Returns required to be filed have been filed, including legal periods permitted by extensions, by each member of the Bayport Group when due in accordance with all applicable laws; all Taxes shown on the Returns have been timely paid when due; the Returns have been properly completed in compliance in all material respects with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

                  (ii) each member of the Bayport Group has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it is liable (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional tax payments are due but such assessment is based on an adjustment to a return or position, if such member has a reasonable basis for the position taken with respect to such Taxes), whether to taxing authorities or to other persons under tax allocation agreements, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any Pre-Closing Period as reflected on its books (including, without limitation, the Bayport Latest Balance Sheet) are adequate in the aggregate to cover such Taxes;

                  (iii) there are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to the income, properties or operations of any member of the Bayport Group, and to the Knowledge of the Bayport Group no member the Bayport Group has been requested to enter into any such agreement or consent;

                  (iv) there are no Tax liens (other than for current Taxes not yet due and payable) upon the assets of any member of the Bayport Group;

                  (v) all material elections with respect to Taxes affecting any member of the Bayport Group are set forth in
         Schedule 4.18;

                  (vi) all Taxes that the Bayport Group is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional tax payments are due but such assessment is based on an adjustment to a return or position, if such member has a reasonable basis for the position taken with respect to such withholding and collection);

                  (vii) Schedule 4.18 hereto sets forth (A) the taxable years of each member of the Bayport Group as to which the respective statutes of limitations (as defined in Code Section 6501(a) without application of exceptions contained in other provisions of Code Section 6501) with respect to Taxes (limited, however, to Taxes imposed by the Code) have not expired, and (B) with respect to such taxable years, those years for which examinations have not been completed, those years for which examinations are currently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. Schedule 4.18 lists each state in which any member of the Bayport Group has, at any time within the three year period ending on the date hereof, filed a Return.

                  (viii) all Tax deficiencies which have been claimed, proposed or asserted against any member of the Bayport Group have been fully paid or finally settled, and no issue has been raised in any examination which, by application of similar principles to the same or a similar factual situation or practice, can be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined;

                  (ix) to the Knowledge of Bayport, each member of the Bayport Group has complied in all material respects with all applicable Tax laws;

                  (x) no member of the Bayport Group is a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state or local law);

                  (xi) no member of the Bayport Group has agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in accounting method or otherwise;

                  (xii) no member of the Bayport Group has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income law) or agreed to have Section 341(f)(2) of the

         Code (or any corresponding provision of state, local or foreign income law) apply to any disposition of any asset owned by it;

                  (xiii) none of the assets of any member of the Bayport Group is property that such company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to January 1, 1984;

                  (xiv) none of the assets of any member of the Bayport Group directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code;

                  (xv)     none of the assets of any member of the Bayport
         Group is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                  (xvi) no member of the Bayport Group has made a deemed dividend election under Section 1.1502-32(f)(2) of the Treasury Regulations or a consent dividend election under Section 565 of the Code;

                  (xvii) since 1990, no member of the Bayport Group has ever been a member of an affiliated group (used herein as defined in Section 1504 of the Code) other than an affiliated group of which Bayport is the parent corporation;

                  (xviii) since 1990, no member of the Bayport Group is (or has ever been) a party to any tax sharing agreement nor has any such member assumed the tax liability of any other person under contract.

         Section 4.19 LITIGATION. Except as disclosed on Schedule 4.19, there are no actions, suits, proceedings, arbitrations, claims or investigations pending or, to the Knowledge of Bayport, threatened before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting any member of the Bayport Group or any of the directors, officers, or employees of the Bayport Group which could reasonably be expected to have Material Adverse Effect on Bayport. To the Knowledge of Bayport, no facts or circumstances exist that would be likely to result in the filing of any such action that could reasonably be expected to have a Material Adverse Effect on Bayport. Except as disclosed on Schedule 4.19, no member of the Bayport Group is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

         Section 4.20 INSURANCE. Schedule 4.20 contains a list of the insurance policies that each member of the Bayport Group currently maintains or maintained in 1995, with respect to its business, properties and employees each of which is in full force and effect and a complete and correct copy of each has been delivered to Landry's. All insurance premiums currently due with respect to such policies have been paid and no member of the Bayport Group is otherwise in default with respect to any such policy, nor has any member of the Bayport Group failed to give any notice or to present any claim under any such policy. No member of the Bayport Group has received notice of cancellation or non-renewal of any such policy. Such policies are sufficient for substantial compliance with all material requirements of law and all agreements to which any member of the Bayport Group is a party.

         Section 4.21 ENVIRONMENTAL COMPLIANCE. (a) Except where the absence of, or non-compliance with, would not reasonably be expected to have a Material Adverse Effect on Bayport, each member of the Bayport Group possesses all necessary licenses, permits and other approvals and authorizations that are required under, and are, and to the Knowledge of Bayport at all times in the past have been, in compliance with, all federal, state, local and foreign laws, common law duties, ordinances, codes and regulations relating to pollution or the protection of the environment (collectively, "Environmental Laws"), including without limitation all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous substances or wastes, and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes. For purposes of this Agreement, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances," "hazardous wastes," or "hazardous constituents" in (i) the Comprehensive-Environ-mental Response, Compensation and Liability Act of 1980 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder; (iii) the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701-2761, and any amendments thereto and regulations thereunder; or (iv) any other federal, state, local or foreign environmental law or regulation.

         (b) No member of the Bayport Group is, nor has it been, subject to any administrative or judicial proceeding pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws, and, to the Knowledge of Bayport, no facts or circumstances exist that would be likely to result in a claim, citation or allegation against any member of the Bayport Group for a violation of, or alleging liability under, any Environmental Laws that could reasonably be expected to have a Material Adverse Effect on Bayport.

         (c) There are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other waste, located on or under the real estate currently owned, leased or used by any member of the Bayport Group and to the Knowledge of Bayport there were no such disposal sites located on or under the real estate previously owned, leased or used by any member of the Bayport Group on the date of the sale thereof by any member of the Bayport Group or during the period of lease for use by any member of the Bayport Group.

         (d) Except in the ordinary course of business, and in all cases in compliance with Environmental Laws, no member of the Bayport Group has engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf.

         Section 4.22 COMPLIANCE WITH LAW; PERMITS. Other than compliance with Environmental Laws which is covered in Section 4.21: (a) the operations and activities of each member of the Bayport Group comply in all respects material to its business with all applicable laws, regulations, ordinances, rules or orders of any federal, state or local court or any governmental authority except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on Bayport, and

         (b) except to the extent that failure to comply will not have a Material Adverse Effect on the conduct of its business, each member of the Bayport Group possesses all governmental licenses, permits and other governmental authorizations that are (i) required under all federal, state and local laws and regulations for the ownership, use and operation of its assets or
(ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, permits and authorizations are in full force and effect and have been and are being fully complied with by it except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on Bayport. No member of the Bayport Group has received any notice of any violation of any of the terms and conditions of any such license, permit or authorization and, to the Knowledge of Bayport, no facts or circumstances exist that would form the reasonable basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. No such license, permit or authorization or any renewal thereof will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on Bayport.

         Section 4.23 INTERESTS IN CLIENTS, SUPPLIERS, ETC. Except as set forth in Schedule 4.23, no officer or director of any member of the Bayport Group possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation or business organization that is a supplier, customer, lessor, lessee, or competitor or potential competitor of the Bayport Group or that has entered into any material contract with any member of the Bayport Group. Ownership of less than 1% of any class of securities of a company whose securities are registered under the Exchange Act will not be deemed to be a financial interest for purposes of this Section 4.23.

         Section 4.24 TRANSACTIONS WITH RELATED PARTIES. (a) Schedule 4.24(a) lists all transactions between January 1, 1993 and the date of this Agreement involving or for the benefit of any member of the Bayport Group, on the one hand, and any director or officer of any member of the Bayport Group or Affiliate of such director or officer, on the other hand, including, (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) wages, salaries, commissions, bonuses and agreements relating to employment and (iv) purchases or sales of products or services.

         (b) Schedule 4.24(b) lists (i) all agreements and claims of any nature that any officer or director of any member of the Bayport Group or any Affiliate (other than another member of the Bayport Group) of such officer or director has with or against any member of the Bayport Group as of the date of this Agreement that are not identified on the Bayport Latest Balance Sheet and
(ii) all agreements and claims of any nature that any member of the Bayport Group has with or against any officer or director of any member of the Bayport Group or any Affiliate (other than another member of the Bayport Group) of such officer or director as of the date of this Agreement that are not identified on the Bayport Latest Balance Sheet.

         Section 4.25 STATEMENTS ARE TRUE AND CORRECT. None of the information that has been or will be supplied by the Bayport Group included in (i) the Registration Statement to be filed by Landry's with the SEC in connection with the Landry's Common Stock to be issued in the Merger, (ii) the Proxy Statement to be mailed to the stockholders of Bayport in connection with its stockholders meeting, and (iii) any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when first mailed to the stockholders of Bayport, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Bayport stockholders' meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. All documents that Bayport is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will comply in all material respects with the provisions of applicable law.

         Section 4.26 BROKER'S AND FINDER'S FEE. No agent, broker, Person or firm acting on behalf of Bayport is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein, except fees to Alex. Brown & Sons Incorporated to be paid by Bayport that are disclosed in Schedule 4.26, and which do not exceed $750,000, including all costs and expenses.

         Section 4.27 DISCLOSURE. (a) No representations or warranties by Bayport in this Agreement and no statement contained in the schedules or exhibits or in any certificate to be delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         (b) Landry's has been furnished with, or given access to, complete and correct copies of all agreements, instruments and documents, together with any amendments or supplements thereto, set forth on, or underlying a disclosure set forth on, a Schedule provided by Bayport. Each of the Schedules provided by Bayport is complete and correct.

         Section 4.28 TRADEMARKS, TRADENAMES, ETC. Bayport and each member of the Bayport Group own or possesses, or possesses a valid right or license to use, all intellectual property, patents, trademarks, tradenames, servicemarks, copyrights and licenses (collectively "I.P. Rights"), and all rights with respect to the foregoing, reasonably necessary for the conduct of their business as now conducted, without any known conflict, asserted or not, with the rights of others. Schedule 4.28 lists all I.P. Rights.

                          ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF
LANDRY'S AND SUB

         Landry's and Sub jointly and severally represent and warrant to Bayport, as of the date hereof that, except as set forth in the Schedules numbered to correspond to the applicable representation or warranty:

         Section 5.1 ORGANIZATION. Landry's and Sub are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have all corporate power and authority to carry on their business as now being conducted and to own their properties. Each other member of the Landry's Affiliated Group is duly organized under the laws of the state of its organization and has all the requisite power and authority under the laws of such jurisdiction to carry on its business as now being conducted and to own its properties. Each member of the Landry's Affiliated Group is duly qualified to do business and is in good standing in each state in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Landry's.

         Section 5.2 AFFILIATED ENTITIES. (a) All shares of the outstanding capital stock or equity interests in each such member of the Landry's Affiliated Group have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights and, are owned by Landry's, by another member of the Landry's Affiliated Group or by Landry's and another member of the Landry's Affiliated Group, free and clear of all Liens.

         (b) Except as listed on Schedule 5.2(b), Landry's does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity.

         Section 5.3 CAPITALIZATION. (a) The authorized capital stock of Landry's consists exclusively of 30,000,000 shares of common stock, $0.01 par value per share, of which 18,204,220 shares were issued and outstanding and no shares were held in its treasury as of

April 15, 1996, and 2,000,000 shares of preferred stock, $0.01 par value, of which none are currently outstanding, and no additional shares of Landry's capital stock have been issued from such date to the date of this Agreement (except for any shares issued upon exercise of any options referred to in the second following sentence). All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements. No share of capital stock of Landry's has been, or may be required to be, reacquired by Landry's for any reason or is, or may be required to be, issued by Landry's for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing, except for options granted under and issuable upon the exercise of stock options granted under the Landry's Stock Option Plans. As of March 31, 1996, 2,751,520 shares were reserved for issuance upon exercise of options pursuant to the Landry's Stock Option Plans.

         (b) The authorized capital stock of Sub consists of 1,000 shares of Common Stock, $.10 par value per share, of which 1,000 shares are issued and outstanding and owned by Landry's and no shares are held in its treasury. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements. No share of capital stock of Sub has been, or may be required to be, reacquired by Sub for any reason or is, or may be required to be, issued by Sub for any reason, including by reason of any option, warrant, security or right convertible into or exchangeable for such shares or any agreement to issue any of the foregoing.

         Section 5.4 AUTHORITY; ENFORCEABLE AGREEMENTS. (a) Landry's and Sub each has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by Landry's and Sub and the consummation by Landry's and Sub of the transactions described herein have been duly authorized by all necessary corporate action on the part of Landry's and Sub.

         (b) This Agreement has been duly executed and delivered by Landry's and Sub, and (assuming due execution and delivery by the other parties thereto) constitutes a valid and binding obligation of Landry's and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The other agreements entered, or to be entered, into by Landry's and Sub in connection with this Agreement have been, or will be, duly executed and delivered by Landry's and Sub, and (assuming due execution and delivery by the other parties thereto) constitute, or will constitute, valid and binding obligations of Landry's and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general equitable principals.

         Section 5.5 NO CONFLICTS OR CONSENTS. (a) Except as set forth on
Schedule 5.5(a), neither the execution, delivery or performance of this Agreement by Landry's or Sub nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the Landry's Affiliated Group under, (A) the certificates of incorporation, by-laws or other organizational documents of any member of the Landry's Affiliated Group or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the Landry's Affiliated Group is a party, or by which any member of the Landry's Affiliated Group or any of its assets are bound, or (ii) subject to obtaining clearance under the HSR Act and effectiveness of the Registration Statement, violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which any member of the Landry's Affiliated Group is subject or by which any member of the Landry's Affiliated Group or any of the assets of the foregoing are bound.

         (b) No consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any government or any agency or political subdivision thereof is required for the execution, delivery and performance by Landry's or Sub of this Agreement and the covenants and transactions contemplated hereby or for the execution, delivery and performance by Landry's or Sub of any other agreements entered, or to be entered, into by Landry's or Sub in connection with this Agreement, except for (i) the filing of the HSR Report by Landry's under the HSR Act and the early termination or expiration of applicable waiting periods thereunder, (ii) the filing of the Registration Statement on Form S-4 described in Section 6.2 hereof with the SEC and the declaration of effectiveness thereof by the SEC and (iii) the filing of the Certificate of Merger as provided in Section 2.1(b) hereof.

         Section 5.6 CORPORATE DOCUMENTS, STOCKHOLDER AGREEMENTS AND BOARD OF DIRECTORS. Landry's has delivered to Bayport true and complete copies of its certificate of incorporation and by-laws, as amended or restated through the date of this Agreement, and the organizational documents governing each member of the Landry's Affiliated Group. The minute books of each member of the Landry's Affiliated Group contain reasonably complete and accurate records of all corporate actions of the equity owners of the various entities and of the boards of directors or other governing bodies, including committees of such boards or governing bodies. The stock transfer records of Landry's are maintained by its transfer agent and registrar, and to the Knowledge of Landry's, contain complete and accurate records of all issuances and redemptions of stock by Landry's. Neither Landry's nor any of its Affiliates, is a party to any agreement with respect to the capital stock of Landry's other than this Agreement and the Landry's Stock Option Plans.

         Section 5.7       SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES.
(a) Landry's has filed all required reports, schedules, forms, statements and other documents with the SEC since

January 1, 1994 (the "Landry's SEC Documents"). As of their respective dates, the Landry's SEC Documents, and any such reports, forms and documents filed by Landry's with the SEC after the date hereof, complied, or will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Landry's SEC Documents, and none of the Landry's SEC Documents contained, or will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Landry's SEC Document has been revised or superseded by a later filed Landry's SEC Document, none of the Landry's SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The Landry's Financial Statements included in the Landry's SEC Documents have been audited by Arthur Andersen, LLP, certified public accountants (in the case of the Landry's Audited Financial Statements) in accordance with generally accepted auditing standards, have been prepared in accordance with United States generally accepted accounting principles and, except as disclosed therein, applied on a basis consistent with prior periods, and present fairly the financial position of Landry's and its consolidated subsidiaries at such dates and the results of operations and cash flows for the periods then ended. No member of the Landry's Affiliated Group has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except (i) as and to the extent reflected on the Landry's Latest Balance Sheet, or (ii) as may have been incurred or may have arisen since the date of the Landry's Latest Balance Sheet in the ordinary course of business and that are not material individually or in the aggregate or are permitted by this Agreement.

         (c) The Landry's Latest Balance Sheet includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

         (d) Since the date of the Landry's Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on Landry's.

         (e) The statements of earnings included in the Landry's Financial Statements do not contain any income or revenue realized from services that the Surviving Corporation would be prohibited or restricted from offering after the Effective Time pursuant to any covenant or provision in any material contract to which any member of the Landry's Affiliated Group is a party.

         Section 5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 5.8, since the date of the Landry's Latest Balance Sheet, each member of the Landry's Affiliated Group has conducted its business only in the ordinary course, and has not:

                  (a) amended its certificate of incorporation, by-laws or similar organizational documents;

                  (b) incurred any liability or obligation of any nature (whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except in the ordinary course of business;

                  (c) suffered or permitted any of its assets to be or remain subject to any mortgage or other encumbrance;

                  (d) merged or consolidated with another entity (other than a subsidiary) or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, transferred or otherwise disposed of any material portion of its assets except for fair value in the ordinary course of business;

                  (e) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could have a Material Adverse Effect on Landry's;

                  (f) suffered the termination, suspension or revocation of any license or permit necessary for the operation of its business;

                  (g) entered into any transaction other than on an arm's-length basis;

                  (f) declared or paid any dividend or made any distribution with respect to any of its equity interests, or except for the possible sale of Common Stock in an underwritten public offering redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option. warrant or other right to purchase or acquire any such interest other than (i) grants of, and issuances of shares of Landry's Common Stock upon the exercise of, stock options issued under a Landry's Stock Option Plan, provided that any new options granted by Landry's shall not have covered more than 800,000 shares, (ii) the acceptance by Landry's of any shares in consideration of the exercise of such Landry's stock options or in satisfaction of any tax or tax withholding obligations of the holders of such options, and (iii) payments within the Landry's Affiliated Group by entities other than Landry's as part of its cash management program that may be characterized as dividends or distributions;

                  (h) adopted any employee benefit plan or made any change in any existing employee benefit plans;

                  (i) entered into or amended any employment, severance or similar agreement or arrangement with any director or employee;

                  (j) made any change in any accounting principle or practice or method or application thereof;

                  (k) suffered the termination suspension or revocation of any license or permit necessary for the operation of its business; or

                  (l) agreed, whether or not in writing, to do any of the foregoing.

         Section 5.9 CONTRACTS. (a) Each material agreement, contract or commitment to which any member of the Landry's Affiliated Group is a party that would be required to be filed as an exhibit to a report, schedule, form, statement or other document with the SEC (each a "Material Contract") has been so filed, and between the date of the filing of its most recent Annual Report on Form 10-K and the date of this Agreement, Landry's has not entered into any Material Contract other than this Agreement. Landry's will file with the SEC any Material Contract required to be filed that it enters into between the date of this Agreement and the Closing Date and will furnish Bayport with a copy of any such Material Contract. No member of the Landry's Affiliated Group has breached, nor is there any pending or, to the Knowledge of Landry's, threatened, claim that it has breached, any of the terms or conditions of any of its Material Contracts, and to the Knowledge of Landry's, no other parties to any such Material Contract have breached any of its terms or conditions. Bayport has been provided with a complete and accurate copy of each Material Contract entered into prior to the date of this Agreement.

                  (b) Except as set forth on Schedule 5.9(b) or in the Landry's SEC Documents, Landry's is not a party to: (i) any collective bargaining agreement; (ii) any oral or written obligation of guaranty or indemnification arising from any agreement, contract or commitment, in excess of $500,000, except as provided in its Certificate of Incorporation; (iii) any non-disclosure agreement, non-competition agreement, agreement with an officer, director or employee of Landry's, tax indemnity, tax sharing or tax allocation agreement or severance, bonus or commission agreement; (iv) any indenture, mortgage, loan, credit, sale-leaseback or similar contract under which it borrowed any money or issued any note, bond or other evidence of indebtedness for borrowed money or guaranteed indebtedness for money borrowed by others; (v) any hedge, swap, exchange, futures or similar agreements or contracts in an amount in excess of $100,000; or (vi) any other oral or written agreement, contract or commitment that has had or may have a Material Adverse Effect on Landry's. There is no existing breach by Landry's nor is there any pending, or to the Knowledge of Landry's threatened, claim that Landry's has breached any of the terms or conditions of any of its material agreements, contracts, or commitments, and to the Knowledge of Landry's, no other parties to such agreement, contracts or commitments have breached any of its terms or conditions.

         Section 5.10 ENVIRONMENTAL COMPLIANCE. (a) Each member of the Landry's Affiliated Group possesses all necessary licenses, permits and other approvals and authorizations that are required under, and are, and to the Knowledge of Landry's at all times in the past have been, in compliance with, all Environmental Laws, including without limitation all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous substances or wastes, and all Environmental Laws imposing recordkeeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes.

         (b) Except as set forth on Schedule 5.10(b) or as otherwise disclosed in Landry's SEC Documents, no member of the Landry's Affiliated Group is, nor has it been, subject to any administrative or judicial proceeding pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws and, to the Knowledge of Landry's, no facts or circumstances exist that would be likely to result in a claim, citation or allegation against any member of the Landry's Affiliated Group for a violation of, or alleging liability under, any Environmental Laws that would have a Material Adverse Effect on Landry's.

         (c) Except as listed on Schedule 5.10(c), there are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other waste, located on or under the real estate currently owned, leased or used by any member of the Landry's Affiliated Group and to the Knowledge of Landry's there were no such disposal sites located on or under the real estate previously owned, leased or used by any member of the Landry's Affiliated Group on the date of the sale thereof by any member of the Landry's Affiliated Group or during the period of lease for use by any member of the Landry's Affiliated Group.

         (d) Except in the ordinary course of business, and in all cases in compliance with Environmental Laws, no member of the Landry's Affiliated Group has engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf, and except as set forth on Schedule 5.10(d), the disposal by each member of the Landry's Affiliated Group of its hazardous substances and wastes has been in compliance with all Environmental Laws.

         Section 5.11 ACCOUNTING MATTERS. No member of the Landry's Affiliated Group nor any of its Affiliates has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Bayport or any of its Affiliates) would prevent Landry's from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Upon the execution of this Agreement, Landry's will have received a letter from its independent public accountants to the effect that Landry's is eligible to be a party to a merger accounted for by the pooling-of-interests method of accounting and that based on such accounting firm's knowledge of the transactions contemplated by the Agreement and inquiries of the affairs of Bayport, they are not aware of any matters which prohibit the use of pooling-of-interests accounting in connection with the Merger.

         Section 5.12      EMPLOYEE MATTERS.

         Each of the following is true with respect to the Landry's Affiliated
Group:

                  (i) to the Knowledge of Landry's, each such member is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, and there is no proceeding pending or to the Knowledge of Landry's threatened, or, any investigation pending or to the Knowledge of Landry's threatened against it relating to any thereof, and to the Knowledge of Landry's there is no basis for any such proceeding or investigation;

                  (ii) none of the employees of any such member is a member of, or represented by, any labor union and there are no efforts being made to unionize any of such employees; and

                  (iii) there are no charges of, formal, informal or internal complaints of, or proceedings involving, discrimination or harassment (including but not limited to discrimination or harassment based upon sex, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status) pending or to the Knowledge of Landry's threatened, nor is there any investigation pending or to the Knowledge of Landry's threatened, including, but not limited to, investigations before the Equal Employment Opportunity Commission or any federal, state or local agency or court, with respect to any such member.

         Section 5.13 EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule
5.13 and Landry's Stock Option Plans, Landry's has no Employee Plans. Each Employee Plan and Benefit Arrangement of Landry's has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements, if any) prescribed by any and all statutes, orders, rules and regulations which are applicable thereto, including ERISA and the Code.

         Section 5.14 LITIGATION. Except (i) as disclosed in Landry's SEC Documents, or (ii) that are not material individually or in the aggregate, or
(iii) are listed on Schedule 5.14, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the Knowledge of Landry's, threatened, before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting any member of the Landry's Affiliated Group or any of the directors, officers, or employees of the foregoing, and to the Knowledge of Landry's no facts or circumstances exist that would be likely to result in the filing of any such action that would have a Material Adverse Effect on Landry's. No member of the Landry's Affiliated Group is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

         Section 5.15 LEGALITY OF LANDRY'S STOCK. The Landry's Common Stock and Landry's Preferred Stock to be issued in connection with the Merger (including any shares of Landry's Common Stock to be issued upon exercise of Bayport Stock Options and Bayport Warrants or conversion of the Bayport Preferred Stock), when issued and delivered in accordance with the terms hereof, and thereof, will be duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights or other rights of first refusal.

         Section 5.16 STATEMENTS ARE TRUE AND CORRECT. None of the information included in (i) the Registration Statement to be filed by Landry's with the SEC in connection with the Landry's Common Stock to be issued in the Merger, (ii) the Proxy Statement to be mailed to the stockholders of Bayport in connection with its stockholders meeting, and (iii) any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby that has been or will be supplied by the Landry's Affiliated Group, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when first mailed to the stockholders of Bayport, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or. in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Bayport stockholders' meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. All documents that Landry's is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will comply in all material respects with the provisions of applicable law.

         Section 5.17 NO STOCKHOLDER VOTE. No vote of any class of stockholders of Landry's is required to approve this Agreement or the transactions contemplated hereby in order to comply with the DGCL, Landry's Certificate of Incorporation or By-laws, or the rules and regulations of the Nasdaq-National Market.

         Section 5.18 BROKER'S AND FINDER'S FEE. No agent, broker, Person or firm acting on behalf of Landry's is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein, except fees to Montgomery Securities to be paid by Landry's.

         Section 5.19 DISCLOSURE. (a) No representations or warranties by Landry's or Sub in this Agreement and no statement contained in the schedules or exhibits or in any certificates to be delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         (b) Bayport has been furnished with complete and correct copies of all agreements, instruments and documents, together with any amendments or supplements thereto, set forth on,

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



or underlying a disclosure set forth on, a Schedule provided by Landry's. Each of the Schedules provided by Landry's is complete and correct.

         Section 5.20 TRADEMARKS, TRADENAMES, ETC. Landry's owns or possesses, or possesses a valid right or license to use, all intellectual property, patents, trademarks, tradenames, servicemarks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

         Section 5.21 COMPLIANCE WITH LAW; PERMITS. Other than compliance with Environmental Laws which is covered in Section 5.10: (a) the operations and activities of Landry's comply in all respects material to its business with all applicable laws, regulations, ordinances, rules or orders of any federal, state or local court or any governmental authority except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on Landry's, and

         (b) except to the extent that failure to comply will not have a Material Adverse Effect on the conduct of its business, possesses all governmental licenses, permits and other governmental authorizations that are
(i) required under all federal, state and local laws and regulations for the ownership, use and operation of its assets or (ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, permits and authorizations are in full force and effect and have been and are being fully complied with by it except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on Landry's. Landry's has received any notice of any violation of any of the terms and conditions of any such license, permit or authorization and, to the Knowledge of Landry's, no facts or circumstances exist that would form the reasonable basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. No such license, permit or authorization or any renewal thereof will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on Landry's.

         Section 5.22 PROPERTIES AND LEASES. (a) With respect to assets, Landry's has, except with respect to assets disposed of in the ordinary course of business (none of which are material to the operations of its business) or such assets as are no longer used or useful in the conduct of its business, good and valid title to all real property and all other properties and assets reflected in the Landry's Latest Balance Sheet free and clear of all Liens, except for (i) Liens that secure indebtedness that is properly reflected in the Landry's Latest Balance Sheet; (ii) Liens for Taxes accrued but not yet payable;
(iii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any such properties or assets or the potential sale of any such properties and assets and
(v) capital leases and leases of such properties, if any, to third

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



parties for fair and adequate consideration. Landry's owns, or has valid leasehold interests in, all properties and assets used in the conduct of its business.

         (b) Except as set forth on Schedule 5.22(b), with respect to each lease of any real property, or a material amount of other personal property, to which Landry's is a party (i) Landry's has a valid leasehold interest in such real property or personal property; (ii) such lease is in full force and effect in accordance with its terms; (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) under such lease; (vi) Landry's has not violated any of the material terms or conditions under any such lease and to the Knowledge of Landry's there has been no (A) condition or covenant to be observed or performed by any other party under any such lease that has not been fully observed and performed and (B) in the case of each lease concerning demised premises subleased to Landry's, condition or covenant to be observed or performed by any other party thereto that has not been fully observed and performed and there does not exist any event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under any such prime lease; and (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of any such lease.

         Section 5.23      TAX MATTERS.

         (a)      Each of the following is true with respect to Landry's:

                  (i) all Returns have been or will be timely filed, including legal periods permitted by extensions, by Landry's when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due; the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under
         Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

                  (ii) except as set forth on Schedule 5.23(a)(ii), Landry's has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable, (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional tax payments are due but such assessment is based on an adjustment to a return or position, if such member has a reasonable basis for the position taken with respect to such Taxes), whether to taxing authorities or to other persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any Pre-Closing Period as reflected on its books (including, without limitation, the Landry's Latest Balance Sheet) are adequate to cover such Taxes;

                  (iii) there are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to the income, properties or operations of Landry's for any Pre-Closing Period, and Landry's has not been requested to enter into any such agreement or consent;

                  (iv) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Landry's;

                  (v) all Taxes that Landry's is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional tax payments are due but such assessment is based on an adjustment to a return or position, if such member has a reasonable basis for the position taken with respect to such withholding and collection);

                  (vi) Schedule 5.23(a)(vi) lists each state in which Landry's has, in the last three years, filed a Return.

                  (vii) all Tax deficiencies which have been claimed, proposed or asserted against Landry's have been fully paid or finally settled, and no issue has been raised in any examination which, by application of similar principles, can be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined;

                  (viii) to the Knowledge of Landry's, Landry's has complied in all material respects with all applicable Tax laws;

                  (ix) except as set forth on Schedule 5.23(a)(ix), Landry's is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state or local law);

                  (x) Landry's has not agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in accounting method or otherwise;

                  (xi) Landry's has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income law) apply to any disposition of any asset owned by it;

                  (xii) except as set forth on Schedule 5.23(a)(xii), none of Landry's assets is property that such company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

                  (xiii) none of the assets of Landry's directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code;

                  (xiv) none of the assets of Landry's is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                  (xv) Landry's has not made a deemed dividend election under
         Section 1.1502- 32(f)(2) of the Treasury Regulations or a consent dividend election under Section 565 of the Code;

                  (xvi) since August 1993, Landry's has never been a member of an affiliated group filing for purposes of filing United States consolidated returns other than a group of which Landry's is the parent corporation;

                  (xvii) since August 1993, Landry's is not (nor has ever been) a party to any tax sharing agreement nor has any such member assumed the tax liability of any other person under contract.

         Section 5.24 INTERESTS IN CLIENTS, SUPPLIERS, ETC. Except as set forth in Schedule 5.24, no officer or director of Landry's possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation or business organization that is a supplier, customer, lessor, lessee, or competitor or potential competitor of Landry's or that has entered into any material contract with Landry's. Ownership of less than 1% of any class of securities of a company whose securities are registered under the Exchange Act will not be deemed to be a financial interest for purposes of this
Section 5.24.

         Section 5.25 TRANSACTIONS WITH RELATED PARTIES. (a) Schedule 5.25(a) or the Landry's SEC Documents list all transactions between August 18, 1993 and the date of this Agreement involving or for the benefit of Landry's, on the one hand, and any director or officer of Landry's, on the other hand, including, (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) wages, salaries, commissions, bonuses and agreements relating to employment and (iv) purchases or sales of products or services.

         (b) Schedule 5.25(b) or the Landry's SEC Documents list (i) all agreements and claims of any nature that any officer or director of Landry's has with or against Landry's as of the date of this Agreement that are not identified on the Landry's Latest Balance Sheet and (ii) all agreements and claims of any nature that Landry's has with or against any officer or director of Landry's as of the date of this Agreement that are not identified on the Landry's Latest Balance Sheet.

                         ARTICLE 6 PRE-CLOSING COVENANTS

         Section 6.1 HART-SCOTT-RODINO; COOPERATION AND BEST EFFORTS. (a) Bayport and Landry's shall cooperate in good faith and take all actions reasonably necessary or appropriate to file within ten days of the date hereof, and expeditiously and diligently prosecute to a favorable conclusion, the HSR Reports required to be filed by each of them in connection herewith with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") pursuant to the HSR Act; provided that Landry's shall not be required to accept any conditions that may be imposed by the FTC or the DOJ in connection with such filings that would require the divestiture of any Landry's or Bayport assets or otherwise have a Material Adverse Effect on such party.

         (b) Bayport and Landry's agree that from the date of this Agreement through the Effective Time, neither party shall enter into any transaction with a third party or recapitalization that would have the effect of impeding the ability to obtain HSR Act clearance.

         (c) Each party shall cooperate with the other and use its reasonable best efforts to (i) receive all necessary and appropriate consents of third parties to the transactions contemplated hereunder, (ii) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Merger, and (iii) effect the Merger in accordance with this Agreement at the earliest practicable date.

         Section 6.2 REGISTRATION STATEMENT AND PROXY STATEMENT; BAYPORT SPECIAL MEETING. (a) Landry's will prepare and file the Registration Statement under the Securities Act which will include the Proxy Statement complying with all the requirements of the Securities Act applicable thereto, for the purpose, among other things, of registering the Landry's Common Stock which will be issued to the holders of Bayport Common Stock pursuant to the Merger, which will be issuable upon conversion of the Landry's Preferred Stock issued in the Merger and which will be issuable upon exercise of the Bayport Warrants immediately following the Merger. Landry's shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, to qualify the Landry's Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as necessary to consummate the transactions contemplated hereby. In addition, Landry's shall file such forms as are required to cause such Landry's Common Stock to be listed on the Nasdaq-National Market and be fully tradeable except to the extent any shares of Landry's Common Stock received by stockholders of Bayport are subject to the provisions of Rule 145 of the SEC or are restricted under applicable rules related to tax-free reorganizations and pooling-of-interest accounting rules.

         (b) Each of the parties will cooperate in the preparation of the Registration Statement and the Proxy Statement. Each of the parties will as promptly as practicable after the date hereof furnish all such data and information relating to it as the other may reasonably request for the purpose of including such data and information in the Registration Statement and Proxy Statement.

         (c) Bayport shall, as soon as practicable following effectiveness of the Registration Statement, take all action necessary under the Florida BCA and its Articles of Incorporation and By-laws to convene a special meeting of its stockholders (the "Special Meeting") for the purpose of approving this Agreement. Bayport will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions described herein, subject to the terms set forth in Section 6.5 hereof.

         Section 6.3 CONDUCT OF BUSINESS BY BOTH PARTIES PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement to the Effective Time, Bayport and Landry's shall each use its reasonable best efforts to preserve the goodwill of employees, suppliers, customers, landlords, contractors, bankers, and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without limiting the generality of the foregoing, and except as set forth on Schedule 6.3, during the period from the date of this Agreement to the Effective Time of the Merger each of Bayport and Landry's shall not, without the prior written consent of the other:

                  (a) declare, set aside, increase or pay any dividend (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of, or, except for the public offering of approximately 3.5 million shares of Landry's Common Stock, issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock or effect any stock split or reverse stock split or other recapitalization, except (i) the grant of, and the issuance of any shares upon the exercise of, any stock options issued pursuant to a Landry's Stock Option Plan, provided that any new options granted by Landry's pursuant to any such Plan shall not cover more than 800,000 shares; (ii) the acceptance by Landry's of any shares in consideration of the exercise of such Landry's Stock Option or in satisfaction of any tax or tax withholding obligations of the holders of such options;
         (iii) the issuance of any shares upon the exercise of Bayport Stock Options or Bayport Warrants or the conversion of Bayport Preferred Stock; or (iv) the acceptance by Bayport of any shares of Bayport Common Stock in consideration of the exercise of the Bayport Stock Options or in satisfaction of any tax or tax withholding obligations of the holders of such Bayport Stock Options.

                  (b) amend its certificate of incorporation or by-laws, or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

                  (c) pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, or any other voting securities or convertible securities;

                  (d) commit or omit to do any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof;

                  (e) violate any applicable law, statute, rule, governmental regulation or order that would have a Material Adverse Effect on such party;

                  (f) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed or change any accounting method, policy, practice or application previously employed;

                  (g) fail to pay, or to make adequate provision in all material respects for the payment of, all Taxes, interest payments and penalties due and payable (for all periods up to the Effective Date, including that portion of its fiscal year to and including the Effective Date) to any city, parish, state, the United States, foreign or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established, or make any elections with respect to Taxes;

                  (h) make any material tax election that is inconsistent with any corresponding election made on a prior return or settle or compromise any income tax liability for an amount materially in excess of the liability therefor that is reflected on the Bayport Financial Statements or Landry's Financial Statements, as the case may be;

                  (i) take any action that would prevent the accounting for the business combination to be effected by the Merger as a pooling-of-interests;

                  (j) authorize any of, or agree or commit to do any of, the foregoing actions.

                  (k) materially decrease the average restaurant inventory or house bank accounts in any restaurant.

                  (l)      enter into any new line of business.

         Section 6.4 CONDUCT OF BUSINESS BY BAYPORT PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement to the Effective Time, in addition to its covenants set forth in Section 6.3, each member of the Bayport Group shall use its best efforts to preserve the possession and control of all of its assets other than those permitted to be disposed of pursuant to the terms of this Agreement, shall conduct its business only in the ordinary course consistent with past practice, and, except as otherwise provided herein or set forth on Schedule 6.4 hereto, shall not, without the prior written consent of Landry's:

                  (a) enter into or modify any written or oral employment, severance or similar agreement or arrangement with any director or employee, or grant any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive officer or other salaried employee;

                  (b) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

                  (c) except as disclosed on Schedule 6.4(c), or, except for dispositions made in the ordinary course of business and consistent with past practices, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its other properties or assets;

                  (d) except as disclosed on Schedule 6.4(d), incur any indebtedness for borrowed money, excluding the obtaining of letters of credit or surety bonds in the ordinary course of business consistent with past practices, but including any borrowings under the existing Bayport credit facility with the First National Bank of Boston, as Agent (provided that, to the extent Bayport applies cash to reduce any outstanding debt under the term loan portion of such facility, it shall be permitted to re-borrow such amount under the revolving line of credit portion of such facility); or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of such party or any of its subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other Person, or alter any credit terms.

                  (e) except as disclosed on Schedule 6.4(e), make or agree to make any new capital expenditures other than those made in the ordinary course of business and consistent with past practices out of available cash (excluding the proceeds of borrowings);

                  (f) except in the ordinary course of business, place or suffer to exist on any of its assets or properties any Lien, other than Liens listed on Schedule 4.11(a) and Permitted Liens, or forgive any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

                  (g) grant or pay to any salaried employee or former salaried employee, officer or director of any member of the Bayport Group any award under any Bayport discretionary or other bonus plans or under any Bayport Stock Option Plans;

                  (h) authorize any of, or agree or commit to do any of, the foregoing actions.

         Section 6.5 NO SOLICITATIONS. (a) No member of the Bayport Group shall directly or indirectly, through any officer, director, employee, representative or agent of any member of the Bayport Group, solicit or encourage the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of all or substantially all of the assets of, or sales of shares of capital stock of Bayport, whether or not in writing and whether or not delivered to the stockholders of Bayport generally (including without limitation by way of a tender offer), or similar transactions involving Bayport (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Bayport from referring any third party to this Section 6.5. Nothing contained in this Section 6.5 or any other provision of this Agreement shall prevent the Board of Directors of Bayport from considering or negotiating an unsolicited bona fide Acquisition Proposal. If the Board of Directors of Bayport, after duly considering advice, written or otherwise, of outside counsel and financial advisors to Bayport, determines in good faith that it would be consistent with its fiduciary responsibilities to approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement, and the transactions contemplated hereby or thereby) a Superior Proposal (as defined below), then, notwithstanding any such approval or recommendation (x) Bayport shall not enter into any agreement with respect to the Superior Proposal and (y) any other obligation of Bayport under this Agreement shall not be affected, unless this Agreement is terminated pursuant to Section 9.1(f) hereof prior to or simultaneously with the grant of such approval or the making of such recommendation and Bayport, within three Business Days following such termination resulting from such Superior Proposal, pays Landry's the Termination Fee (as defined in Section 9.1(f)). As used herein the term "Superior Proposal" means a bona fide proposal made by a third party to acquire Bayport pursuant to a tender or exchange offer, a merger, a sale of all or substantially all of its assets or otherwise that the Board of Directors determines in its good faith judgment to be more favorable to Bayport's stockholders than the transactions contemplated by this Agreement (after considering the advice, written or otherwise, of Bayport's professional advisors). In making a determination of whether a Superior Proposal is more favorable, the Bayport Board of Directors, without limiting the generality of the foregoing, nor attempting to establish the priorities thereof or weight to be given thereto, shall consider not only the price offered by the third party as compared to the total consideration set forth in this Agreement, but shall also compare the market liquidity of the Landry's Common Stock to the liquidity of the consideration offered by the third party, compare the tax consequences of the Merger to the tax consequences of the transaction proposed by the third party, determine whether the transaction proposed by the third party has any financing or other conditions or contingencies, and make any other meaningful comparison of the relative benefits offered to the Bayport stockholders by the Merger as compared to the transaction proposed by the third party.

         (b) Bayport shall immediately notify Landry's after receipt of any formal, informal, written or oral Acquisition Proposal or any request for nonpublic information relating to any member of the Bayport Group in connection with an Acquisition Proposal or for access to the properties, books or records of any member of the Bayport Group that informs the Board of Directors of any member of the Bayport Group that it is considering making, or has made, an Acquisition Proposal. To the extent not prohibited by confidentiality provisions imposed by the offering party, such notice to Landry's shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         (c) If the Board of Directors of Bayport receives a request for material nonpublic information by a Person who makes or who states in writing that it intends, subject to satisfactory review of such nonpublic information, to make, a bona fide Acquisition Proposal, Bayport may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between Bayport and Landry's, provide such Person with access to information regarding Bayport.

         (d) Nothing contained in this Section 6.5 shall prevent Bayport from complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, if applicable, with regard to an Acquisition Proposal made in the form of a tender offer by a third party.

         Section 6.6 PRESS RELEASES. Landry's and Bayport shall jointly prepare any press release with respect to the transactions described in this Agreement. Landry's and Bayport will consult with each other before issuing, any press releases or other public statements with respect to any transactions described in this Agreement, including the Merger. Landry's and Bayport shall not issue any such press releases or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to a listing agreement with the Nasdaq-National Market.

         Section 6.7 ACCESS TO INFORMATION AND CONFIDENTIALITY. (a) Prior to the Closing Date, each of Bayport and Landry's shall afford to the other party and to the officers, employees. accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours to their respective premises, books and records and will furnish to the other party (i) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) such other information with respect to its business and properties as such other party reasonably requests.


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



         (b) Each of Bayport and Landry's will, and will cause its officers, directors, employees, agents and representatives to, (i) hold in confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person),
(ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors, and (iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. In the event of termination of this Agreement for any reason, Bayport and Landry's will promptly return or destroy all documents containing nonpublic information so obtained from the other party and any copies made of such documents and any summaries, analyses or compilations made therefrom.

         Section 6.8 CONSULTATION AND REPORTING. During the period from the date of this Agreement to the Closing Date, each of Bayport will, subject to any applicable legal or contractual restrictions confer on a regular and frequent basis with Landry's to report material operational matters and to report on the general status of ongoing operations including profits margin options, cost increases and adverse trends. Bayport will notify Landry's of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings, or hearings (or communications indicating that the same may be contemplated) and will keep Landry's fully informed of such events and permit Landry's representatives prompt access to all materials prepared by or on behalf of Bayport or served on Bayport, in connection therewith.

         Section 6.9 UPDATE SCHEDULES. Each party hereto will promptly disclose to the other any information contained in its representations and warranties and on the related schedules that, because of an event occurring after the date hereof, is incomplete or no longer correct; provided, however, that none of such disclosures will be deemed to modify, amend or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment or supplement in writing.

         Section 6.10 BAYPORT SEC FILINGS. Bayport agrees to use its best efforts to prepare and file with the SEC its quarterly report on Form 10-Q for the quarter ending March 25, 1996 and a Form 10K-A before the Closing Date.

         Section 6.11 SUB STOCKHOLDER APPROVAL. Landry's, as the sole stockholder of Sub, shall take all action necessary to effect the necessary stockholder approval by Sub of this Agreement.

         Section 6.12 CHANGE IN CONTROL AGREEMENTS. Messrs. Connor and Korenbaum, executive officers of Bayport, agree that they each shall terminate those certain Employment Agreements entered into on April 1, 1995, effective as of the Closing Date.

         Section 6.13 BAYPORT GROUP AFFILIATES AGREEMENT. Schedule 6.13 sets forth a list of Bayport's "affiliates" (as that term is used in paragraph (c) and (d) of Rule 145 under the Securities Act). To facilitate the treatment of the Merger for accounting purposes as a "pooling-of-interests", Bayport and each member of the Bayport Group shall use its best efforts to deliver to Landry's within 20 days after the execution of this Agreement, a written agreement from each of its affiliates (the "Bayport Affiliates Agreement") in form and substance reasonably satisfactorily to Landry's. As a condition to any transfer of any Bayport Common Stock or Bayport Preferred Stock, Bayport shall use its best efforts to cause any such transferee to agree in writing that such transferee will make no disposition (a) of Bayport Common Stock or Bayport Preferred Stock or of Landry's Common Stock in the 30-day period prior to the Effective Time or (b) of Landry's Common Stock after the Effective Time until Landry's shall have publicly released its first report of quarterly financial statements that include the combined financial statements of Landry's and Bayport for a period of at least 30 days of post Merger combined operations. Landry's shall, at least 30 days prior to the Effective Date, cause to be delivered to each person Landry's believes to be an "affiliate" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act), of Landry's, a notice informing such persons of restrictions on transfer resulting from the Merger being accounted for as a pooling-of-interest in accordance with generally accepted accounting principles and all published rules, regulations and policies of the SEC.

         Section 6.14 PHASE ONE. Bayport shall provide at its expense, to Landry's a Phase 1 Environmental Report covering any property owned or leased by Bayport as such shall be reasonably requested by Landry's.

                         ARTICLE 7 - CLOSING CONDITIONS

         Section 7.1 CONDITIONS APPLICABLE TO ALL PARTIES. The obligations of each of the parties hereto to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

                  (a) REGISTRATION AND LISTING EFFECTIVENESS; STOCKHOLDER APPROVAL. The Registration Statement shall have become effective with the SEC (and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted by the SEC) and the Proxy Statement included therein shall have been mailed to the Bayport stockholders, the shares of Landry's Common Stock to be issued pursuant to the Merger shall have been approved for listing on the Nasdaq-National Market, subject to official notice of issuance, and the required approval of the stockholders of Bayport of this Agreement shall have been obtained at the Special Meeting.

                  (b) NO RESTRAINING ACTION. No action, suit, or proceeding before any court or governmental or regulatory authority will be pending, no investigation by any governmental or regulatory authority will have been commenced, and no action, suit or proceeding by any governmental or regulatory authority will have been threatened, against Bayport, Landry's or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

                  (c) CONSULTING AGREEMENT. Landry's shall have executed and delivered a Consulting Agreement, providing for certain consulting services to be performed by David J. Connor.

         Section 7.2 CONDITIONS TO LANDRY'S OBLIGATIONS. The obligations of Landry's to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Bayport in this Agreement or in any certificate delivered to Landry's pursuant hereto as of the date hereof will be deemed to have been made again at and as of the Closing Date (without regard to any Schedule updates furnished by Bayport after the date hereof unless consented to by Landry's) and will then be true and correct in all material respects, except to the extent any such representation or warranty is qualified by materiality or by reference to the term "Material Adverse Effect" in which case such representation or warranty shall be true and correct, and (ii) Bayport will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Bayport prior to or on the Closing Date.

                  (b) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event or circumstance resulting in a Material Adverse Effect with respect to Bayport from the date of this Agreement to the Closing Date.

                  (c) HSR ACT. The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and no condition shall have been imposed on Bayport or Landry's to obtain such termination that would require the divestiture of any of either of such party's assets or otherwise have a Material Adverse Effect on such party.

                  (d) CONSENTS AND APPROVALS. All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, or to permit the continued operation of the business of Bayport in substantially the same manner after the Closing Date as before, will have been received.

                  (e) CLOSING CERTIFICATE. The receipt by Landry's of a certificate executed by the Chief Executive Officer and Chief Financial Officer of Bayport dated the Closing

         Date, certifying that the conditions specified in Section 7.2(a) and 7.2(b) hereof have been fulfilled.

                  (f) GOOD STANDING AND TAX CERTIFICATES. Bayport will have delivered to Landry's, each dated as of a date not earlier than five days prior to the Closing Date, (i) copies of the certificates of incorporation or other organizational documents, including all amendments thereto, certified by the appropriate government official of each member of the Bayport Group, (ii) to the extent issued by such jurisdiction, certificates from the appropriate governmental official to the effect that each member of the Bayport Group is in good standing in such jurisdiction and listing all organizational documents of the members of the Bayport Group on file, (iii) to the extent issued by such jurisdiction, a certificate from the appropriate governmental official in each jurisdiction in which each member of the Bayport Group is qualified to do business to the effect that such member is in good standing in such jurisdiction and (iv) to the extent issued by such jurisdiction, certificates as to the tax status of each member of the Bayport Group in its jurisdiction of organization and each jurisdiction in which such member is qualified to do business.

                  (g) CONFIRMATION OF POOLING-OF-INTERESTS AVAILABILITY. The receipt by Landry's of an opinion or confirmation thereof of its independent public accountants that is eligible to be a party to a merger accounted for by the pooling-of-interests method of accounting and that based on such accounting firm's knowledge of the transactions contemplated by the Agreement and inquiries of the affairs of Bayport, they are not aware of any matters which prohibit the use of pooling-of-interests accounting in connection with the Merger.

                  (h) FAIRNESS OPINION. Landry's shall have received an opinion from Montgomery Securities on the date this Agreement is executed by Landry's, in form and substance satisfactory to Landry's, to the effect that the aggregate of the Merger Consideration and any other payments to be paid by Landry's is fair to Landry's and to Landry's stockholders from a financial point of view, and such opinion shall not have been withdrawn prior to the Closing.

                  (i) TAX OPINION. Landry's shall have received from Winstead Sechrest & Minick P.C. an opinion to the effect that the Merger and the transactions contemplated hereby will constitute a reorganization under Section 368 of the Code.

                  (j) OPINION OF COUNSEL. Landry's shall have received from Akerman, Senterfitt & Eidson, P.A. counsel to Bayport, an opinion, dated as of the Closing Date in form and substance satisfactory to Landry's.

                  (k) BAYPORT SEC FILINGS. Bayport shall have filed with the SEC its quarterly report on Form 10-Q for the fiscal quarter ending March 25, 1996 and a report on Form 10K-A.

                  (l) RENEGOTIATION OF LEASES. Bayport shall have been released from all lease and other obligations in connection with the Crab House Restaurants in Grand Casino Biloxi and Grand Casino Gulfport and shall have received an amount equal to Bayport's unamortized hard construction costs, unamortized FF&E and small wares offset by any monies due for rent and Bayport shall have had deleted from the leases covering restaurants in Edgewater, New Jersey (insofar as it relates to New York City), Orlando 1 and Myrtle 2 (insofar as it relates to existing Landry's restaurants), and Orlando 2, Myrtle 1 (on a best efforts basis only) and Singer Island (with respect to Singer Island to be reduced to 5 miles as it relates to Landry's) any provision restricting Landry's from opening or maintaining a restaurant in a geographical area or requiring any of Landry's restaurants results of operations to be considered in determining Bayport's lease payments. Landry's shall have received a consent to assignment and/or estoppel certificate from each lessor of any lease of any real property to which a member of the Bayport Group is a party in form and substance satisfactory to Landry's.

                  (m) NON-COMPETE AGREEMENTS. Landry's shall have received a non-compete and non-solicitation agreement, satisfactory to Landry's, from David J. Connor and William D. Korenbaum.

                  (n) LOANS TO OFFICERS, ETC. At the Closing, all Bayport loans to officers, employees, shareholders or directors shall have been fully paid, other than loans to employees for relocating and computer purchases made in the ordinary course of business.

         Section 7.3 CONDITIONS TO BAYPORT'S OBLIGATIONS. The obligations of Bayport to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Landry's in this Agreement or in any certificate delivered to Bayport pursuant hereto as of the date hereof will be deemed to have been made again at and as of the Closing Date (without regard to any Schedule updates furnished by Landry's after the date hereof unless consented to by Bayport) and will then be true and correct in all material respects, except to the extent any such representation or warranty is qualified by materiality or by reference to the term "Material Adverse Effect", and (ii) Landry's will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Landry's prior to or on the Closing Date.

                  (b) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event or circumstance resulting in a Material Adverse Effect with respect to Landry's from the date of this Agreement to the Closing Date.

                  (c) HSR ACT. The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (d) CONSENTS AND APPROVALS. All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement will have been received.

                  (e) CLOSING CERTIFICATE. The receipt by Bayport of a certificate executed by the Chief Executive Officer and Chief Financial Officer of Landry's dated the Closing Date, certifying that the conditions specified in Section 7.3(a) and 7.3(b) hereof have been fulfilled.

                  (f) GOOD STANDING AND TAX CERTIFICATES. Landry's will have delivered to Bayport, each dated as of a date not earlier than five days prior to the Closing Date, (i) copies of the certificates of incorporation, including all amendments thereto, certified by the appropriate government official, of each member of the Landry's Affiliated Group, (ii) certificates from the appropriate governmental official to the effect that each member of the Landry's Affiliated Group is in good standing in such jurisdiction and listing all charter documents of such members on file, (iii) a certificate from the appropriate governmental official in each jurisdiction in which each member of the Landry's Affiliated Group is qualified to do business to the effect that such member is in good standing in such jurisdiction and (iv) certificates as to the tax status of each member of the Landry's Affiliated Group in its jurisdiction of organization and each jurisdiction in which such member is qualified to do business.

                  (g) CONFIRMATION OF POOLING-OF-INTERESTS AVAILABILITY. The receipt by Bayport of an opinion or confirmation thereof of its independent accountants that Bayport qualifies as an entity that may be party to a business combination for which the pooling-of-interests method of accounting would be available.

                  (h) FAIRNESS OPINION. Bayport shall have received a letter from Alex. Brown & Sons Incorporated dated the date this Agreement is executed by Bayport and confirmed within five days prior to the date the Proxy Statement is mailed to the Bayport stockholders, in form and substance satisfactory to Bayport, to the effect that the aggregate of the Merger Consideration to be received by holders of Bayport Common Stock and Bayport Preferred Stock will be fair to such holders from a financial point of view, and such opinion shall not have been withdrawn prior to the Closing.

                  (i) TAX OPINION. The receipt by Bayport of an opinion from Akerman, Senterfitt & Eidson, P.A. to the effect that the Merger and the transactions contemplated hereby will constitute a reorganization under Section 368 of the Code.

                  (j) OPINION OF COUNSEL. The receipt by Bayport of opinions from Winstead Sechrest & Minick P.C., counsel for Landry's, in form and substance satisfactory to Bayport.

         Section 7.4 WAIVER OF CONDITIONS. Any condition to a party's obligation to effect the Merger hereunder may be waived by that party in writing, other than the conditions specified in Sections 7.1(a) or 7.1(b), the first two lines of 7.2(c) or 7.3(c).

                       ARTICLE 8 - POST-CLOSING COVENANTS

         Section 8.1 USE OF BAYPORT NAME. Landry's shall be entitled to use the Bayport name and any abbreviation thereof and any associated trade or service marks.

         Section 8.2       INDEMNIFICATION OF DIRECTORS AND OFFICERS OF BAYPORT.

         (a) From and after the Effective Time of the Merger, Landry's agrees to indemnify and hold harmless, and to cause Surviving Corporation to honor its separate indemnification obligations to, each person who is an officer or director of Bayport (or a member of the Bayport Group serving at the request of Bayport) on the date of this Agreement (together with those persons discussed in the last sentence of this subsection, an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising out of the transactions contemplated by this Agreement and based upon or arising from his or her capacity as an officer or director of Bayport (or a member of the Bayport Group serving at the request of Bayport), to the same extent he or she would have been indemnified under the Certificate of Incorporation or By-laws of Bayport as such documents were in effect on the date of this Agreement. Subject to an Indemnified Person's obligation to refund any advances in accordance with the Florida BCA, Landry's shall advance all litigation costs reasonably incurred by such Indemnified Person.

         (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Landry's.

         (c) The rights to indemnification granted by this Section 8.2 are subject to the following limitations: (i) amounts otherwise required to be paid by Landry's to an Indemnified Person pursuant to this Section 8.2 shall be reduced by any amounts that such Indemnified Person has recovered by virtue of the claim for which indemnification is sought and Landry's shall be reimbursed for any amounts paid by Landry's that such Indemnified Person subsequently recovers by virtue of such claim; (ii) any claim for indemnification pursuant to this Section 8.2 must be submitted in writing to the Chief Executive Officer of Landry's promptly upon such Indemnified Person becoming aware of such claim, provided that any such failure to advise promptly has a prejudicial effect on Landry's; and (iii) an Indemnified Person shall not settle any claim for which indemnification is provided herein without the prior written consent of Landry's.

         Section 8.3 PUBLICATION OF POST-MERGER RESULTS. Landry's shall use its reasonable best efforts to cause financial results covering at least thirty days of post-Merger combined operations to be published in its first report of quarterly financial statements as soon as practicable after such information is required to be filed with the SEC.

         Section 8.4 EMPLOYEE BENEFITS. Following the consummation of the Merger, Landry's shall arrange to make generally available to the employees of Bayport the benefits generally applicable to Landry's employees.

         Section 8.5 REGISTRATION RIGHTS. Landry's shall use its reasonable best efforts to cause a Registration Statement or Registration Statements on Form S-8 and or S-3 to be filed with the SEC at Closing and covering the shares of Landry's Common Stock to be issued upon exercise of the Bayport Stock Options (provided that no representation is made by Landry's that any such Form S-8 Registration Statement will in all cases be available to permit resales of Landry's Common Stock).

                             ARTICLE 9 - TERMINATION

         Section 9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein abandoned at any time before the Effective Time, whether before or after approval by the stockholders of Bayport as follows:

                  (a) MUTUAL CONSENT. By the mutual consent of the Boards of Directors of Bayport and Landry's.

                  (b) MATERIAL BREACH. By the Board of Directors of either Bayport or Landry's if there has been a material breach by the other of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

                  (c) ABANDONMENT. By the Board of Directors of either Bayport or Landry's if (i) all conditions to Closing required by Article 7 hereof have not been met or waived by December 31, 1996, or (ii) the Merger has not occurred by such date; provided, however, that neither Bayport nor Landry's shall be entitled to terminate this Agreement pursuant to this subparagraph (c) if such party is in willful and material violation of any of its representations, warranties or covenants in this Agreement.

                  (d) LACK OF APPROVAL. By the Board of Directors of either Bayport or Landry's, if any required approval of the stockholders of Bayport shall not have been obtained by reason of the failure to obtain the required vote at the Special Meeting of Bayport stockholders or at any adjournment thereof.

                  (e) GOVERNMENT ACTION. If any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

                  (f) TERMINATION FEE. If the Agreement is terminated (a) by Bayport's Board of Directors pursuant to Section 6.5, or (b) by Landry's because of Bayport's failure to satisfy the conditions to Closing set forth in Sections 7.2(a), (d), (j), (l), or (n) and 7.3(g), Bayport shall be obligated to pay to Landry's a fee (the "Termination Fee") in cash in an amount equal to (i) 2.5% of (x) the product of the closing sale price of Landry's Common Stock on the Nasdaq-National Market on the date of termination multiplied by the number of shares of Landry's Common Stock which would have been issued or reserved for issuance if the transaction contemplated hereby had been consummated on such date, plus (y) any Bayport debt on such date; plus (ii) all expenses, including legal, accounting and tax expenses, expenses incurred in connection with the rendering of the "fairness opinion," and expenses incurred by Landry's in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein. If this Agreement is terminated by Landry's because of Bayport's inability to obtain approval of this Agreement by its stockholders, or because of Bayport's failure to satisfy the conditions to Closing set forth in Section 7.2(b) then the amount set forth in (i) above for determining the Termination Fee shall be reduced from 2.5% to 1.5%. Bayport shall be obligated to pay the applicable Termination Fee within six months following such termination.

         Section 9.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to this Article 9, this Agreement shall be void and of no effect, other than the obligation to pay the Termination Fee referred to in Section 9.1(f), if applicable, and the provisions of Section 9.3 and shall result in no obligation of or liability to any party or their respective directors, officers, employees, agents or shareholders, other than the confidentiality and non-solicitation provisions hereof unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement in which case in addition to the Termination Fee, if any to be paid hereunder, the party who breached the representation, warranty or covenant shall be liable to the other party for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

         Section 9.3 ACQUISITION OF BAYPORT PROPERTIES. In the event this Agreement is terminated as a result of Bayport's acceptance of a Superior Proposal as described in Section 6.5, then Landry's shall immediately exercise its right, which right is hereby irrevocably granted by Bayport, to convert any outstanding collateralized debt of Bayport owed to Landry's (the

"Landry's Debt") to ownership of the collateral (the "Collateral") securing such debt by notifying the escrow agent holding any documents required for conveying the collateral (the "Conveyance Documents") to deliver the Conveyance Documents to Landry's. Upon receipt by Landry's of the Conveyance Documents, Landry's shall: (i) assign all of its right, title and interest in and to any documents evidencing the Landry's Debt (the "Loan Documents") to those banks which are secured lenders of Bayport (the "Banks"); and (ii) disburse to Banks the sum of $11 million less: any amounts previously loaned by Landry's to Bayport pursuant to the Landry's Debt, any accrued but unpaid interest on the Landry's Debt, any costs and expenses incurred in connection with the Landry's Debt, and any unadvanced amounts pursuant to the Landry's Debt required to complete the construction of any of the Collateral. Upon such receipt of the Conveyance Documents and the disbursement to the Banks, Landry's shall be deemed to have converted the Landry's Debt to ownership of those leasehold estates owned by Bayport which form a part of the Collateral (the "Collateral Tracts") and all improvements, furniture, fixtures, equipment and other personalty located on each of the Collateral Tracts together with all accounts, contract rights, trademarks, trade names, trade dress and general intangibles now or hereafter existing as a result of operations on the Collateral Tracts (the "Collateral Personalty"), and Bayport shall be conclusively deemed to have sold the Collateral Tracts and Collateral Personalty to Landry's.


                           ARTICLE 10 - MISCELLANEOUS

         Section 10.1 NOTICES. All notices hereunder must be in writing and will be deemed to have been duly given upon receipt of hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

         (a)      If to Landry's:

                  Landry's Seafood Restaurant, Inc.
                  1400 Post Oak Blvd., Suite 1010
                  Houston, Texas 77056
                  Attn:  Tilman J. Fertitta
                  Fax:  (713) 623-4702

                  with a copy to:

                  Winstead Sechrest & Minick P.C.
                  910 Travis, Suite 1700
                  Houston, Texas 77002
                  Attn:  Arthur S. Berner
                  Fax:  (713) 951-3800

         (b)      If  to Bayport:

                  Bayport Restaurant Group, Inc.
                  4000 Hollywood Blvd.
                  Hollywood, Florida 33021
                  Attn:  David J. Connor
                  Fax:  (305) 967-8846

                  with a copy to:

                  Akerman, Senterfitt & Eidson, P.A.
                  28th Floor
                  Suntrust International Center
                  One Southeast Third Avenue
                  Miami, Florida  33131
                  Attn:  Philip B. Schwartz
                  Fax:  (305) 374-5095


Such names and addresses may be changed by written notice to each person listed above.

         Section 10.2 GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 10.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         Section 10.4 INTERPRETATION; SCHEDULES. (a) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         (b) The information set forth in the Schedules to this Agreement is qualified in its entirety by reference to the specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, separate representations or warranties of the party to which such Schedules relate except as and to the extent provided in this Agreement. Inclusion of information in the Schedules shall not be construed as an admission that such information is material for purposes of the specific provisions of this Agreement to which such

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



information relates. Information included in the Schedules that is not required to be so included under the specific provisions of this Agreement shall be deemed to be included for informational purposes only and information of a similar nature need not be included, at the discretion of the party providing such information. Any information disclosed by a party in any Schedule shall be deemed to be disclosed in all the Schedules of such party and for all purposes under this Agreement to the extent the specific provisions of this Agreement require such disclosure.

         (c) In the event of any inconsistency between provisions of this Agreement and any provision contained in the documents evidencing the Landry's Debt (the "Debt Documents") the provisions of the Debt Documents shall control.

         Section 10.5 ENTIRE AGREEMENT; SEVERABILITY. (a) This Agreement, including the Exhibits and Schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to such subject matter.

         (b) If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, it is the parties' intention that such determination will not be held to affect the validity or enforceability of any other provision of this Agreement, which provisions will otherwise remain in full force and effect.

         Section 10.6 AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by written agreement of the parties hereto. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of Bayport; PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders.

         Section 10.7 EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement except for Sections 7.1(a) or 7.1(b), the first two lines of 7.2(c) and 7.3(c). The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Any waiver must be in writing.

         Section 10.8 BINDING EFFECT; BENEFITS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this

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Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Section 8.2, the indemnified Persons and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 10.9 ASSIGNABILITY. This Agreement is not assignable by any party hereto without the prior written consent of the other parties.

         Section 10.10 EXPENSES. Except as otherwise provided herein, each of the parties hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its own financial, legal and tax advisors.

         Section 10.11 GENDER AND CERTAIN DEFINITIONS. All words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         Section 10.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation, warranty, covenant or agreement shall survive the Closing Date.

         Section 10.13 EFFECT OF DUE DILIGENCE. No investigation by Landry's or Bayport into the business, operations and conditions of the other shall diminish in any way the effect of any representation or warranty made by either party in this Agreement or shall relieve such party of any of its obligations under this Agreement.

         Section 10.14 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplate hereby and to carry into effect the intends and purposes of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first written above.

                     LANDRY'S SEAFOOD RESTAURANTS, INC.


                     By:      /s/ TILMAN J. FERTITTA
                              ------------------------------------------
                              TILMAN J. FERTITTA
                              CHAIRMAN, PRESIDENT AND
                              CHIEF EXECUTIVE OFFICER


                     LANDRY'S ACQUISITION, INC.


                     By:      /s/ TILMAN J. FERTITTA
                              ------------------------------------------
                              TILMAN J. FERTITTA
                              PRESIDENT



                     BAYPORT RESTAURANT GROUP, INC.


                     By:      /s/ DAVID J. CONNOR
                              ------------------------------------------
                              DAVID J. CONNOR
                              CHAIRMAN, AND CHIEF EXECUTIVE OFFICER